UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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World Kinect Corporation

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2026 Proxy Statement

WORLD KINECT CORPORATION

Notice of Annual Meeting of Shareholders
Thursday, June 18, 2026, 8:00 a.m. EDT

Notice of Annual

Meeting of Shareholders

DATE AND TIME Thursday, June 18, 2026 8:00 a.m., Eastern Time	LOCATION To be held as a virtual meeting via live webcast at www.virtualshareholdermeeting.com/WKC2026	RECORD DATE Shareholders of record at the close of business on April 20, 2026 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

Items of Business		Board Recommendation
1	To elect as directors the ten nominees named in the attached proxy statement	“FOR” each Director Nominee
2	To approve, on a non-binding, advisory basis, the compensation of our named executive officers	“FOR”
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year	“FOR”

Shareholders will also transact such other business as may properly come before the 2026 annual meeting of shareholders (the "Annual Meeting"), or any adjournment or postponement thereof. These matters are more fully discussed in the accompanying proxy statement. Our Board of Directors (the "Board") is soliciting proxies from shareholders who wish to vote at the Annual Meeting.

Whether or not you expect to attend the meeting, please vote using the internet, by telephone or by mail, in each case, by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares during the meeting.

By Order of the Board of Directors WORLD KINECT CORPORATION Jeffrey Weissman General Counsel and Corporate Secretary

Voting Methods

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the internet, by telephone or by using a traditional proxy card.

INTERNET Visit www.proxyvote.com and follow the instructions. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	TELEPHONE Dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	MAIL If you wish to vote by traditional proxy card, you can request a full set of materials at no charge through www.proxyvote.com or the phone number listed on the Notice.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our Annual Report to Stockholders for the year ended December 31, 2025 (the "Annual Report") via the internet. We intend to begin mailing a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and Annual Report on or about April 28, 2026.

Our proxy statement and Annual Report are available online at: www.proxyvote.com

WORLD KINECT CORPORATION 9800 Northwest 41st Street, Miami, Florida 33178

World Kinect Corporation 2026 Proxy Statement	1

2	World Kinect Corporation 2026 Proxy Statement

Proxy Summary

This proxy summary highlights information contained elsewhere in this Proxy Statement and does not contain all information that you should review and consider. Please read the entire Proxy Statement with care before voting.

2026 Annual Meeting

DATE AND TIME Thursday, June 18, 2026, at 8:00 a.m., Eastern Time	LOCATION To be held as a virtual meeting via live webcast at www.virtualshareholdermeeting.com/WKC2026	RECORD DATE April 20, 2026	VOTING Our shareholders are entitled to one vote per share of common stock owned on the record date of April 20, 2026 for each matter properly presented at the Annual Meeting.

Proposals and Board Recommendation			General Information
	Board’s Voting
•
Stock Symbol: WKC
•
Exchange: New York Stock Exchange (“NYSE”)
•
Shares of Common Stock Outstanding
as of the Record Date: 51,355,451
•
Registrar & Transfer Agent: EQ Shareowner Services
•
Corporate Website: world-kinect.com
•
Investor Relations Website: ir.world-kinect.com

Named Executive Officers

•
Ira M. Birns—Chief Executive Officer (“CEO”)
•
John P. Rau—President
•
Jose-Miguel (Mike) Tejada—Executive Vice President
and Chief Financial Officer (“CFO”)
•
Michael J. Kasbar—Executive Chairman

Corporate Governance Best Practices

All Independent Directors Except Executive
Chairman and CEO

Annual Election of Directors

Board With Broad Experience

Annual Board and Committee Evaluations

Compensation Best Practices

Robust Stock Ownership Guidelines

Clawback Policy

Restrictive Covenants for Executives

No Excise Tax Gross-Ups

No Hedging/No Pledging

Proposal	Recommendation
Election of Directors	FOR EACH NOMINEE
Advisory Vote on Executive Compensation	FOR
Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for the 2026 Fiscal Year	FOR

Board Meeting Information

Board Meetings in 2025: 7

Standing Board Committee Meetings in 2025:

Audit (8), Compensation (8), Governance (7),
Sustainability & Corporate Responsibility (4),
Technology & Operations (4)

Director Nominees

Name	Director Since	Independent
Ira M. Birns	2026
Michael J. Kasbar	1995
Ken Bakshi	2002
Jorge L. Benitez	2015
Sharda Cherwoo	2020
Jeffrey M. Kottkamp	2025
John L. Manley	2010
Greg Piper	2025
Andrea Smith	2025
Paul H. Stebbins	1995

World Kinect Corporation 2026 Proxy Statement	3

Proxy Summary

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “intend,” “estimate,” “assume,” “project,” “could,” “would,” “should,” “might,” “may,” “will,” “continue,” “plan,” “seek,” “goal,” “target,” “objective,” “strategy,” future,” “forecast” or words or phrases of similar meaning. For factors that could cause actual results to differ materially from the results and events anticipated by such forward-looking statements, see the cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission (“SEC”) filings, including our most recent Annual Report on Form 10-K filed with the SEC. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law. Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Website References

This Proxy Statement includes several website addresses and references to additional materials found on those websites. These websites and materials, including the information on the Company’s website, as may be referenced in this Proxy Statement, are inactive textual references, are provided for convenience only, and are not intended to be part of this Proxy Statement, nor are they incorporated by reference herein.

2025 Highlights

$293MM Operating Cash Flow

$126MM Capital Returned to Shareholders(1)	18% Increase in Regular Quarterly Dividend

“In 2025, we made meaningful progress transforming our company by optimizing our portfolio and simplifying operations. We also generated $293 million in operating cash flow, further strengthening our financial foundation.

With the portfolio transformation largely behind us, we are entering the next chapter with a simpler, more focused business model and a global platform rooted in deep energy logistics expertise, positioning us to execute and deliver sustained, long-term shareholder value.”

– Ira M. Birns, Chief Executive Officer

(1) Consists of share repurchases and dividends.

4	World Kinect Corporation 2026 Proxy Statement

Proxy Summary

Board of Directors

Our Board’s objective is to maintain a membership with broad backgrounds that can best further the success of our business and represent shareholders through the exercise of sound judgment informed by a wide array of experience and perspectives. Our Board committees, with all independent members, assist the Board with oversight of our risk management programs and our business initiatives to ensure alignment with our business strategy. For 2026, our director nominees are as follows:

Director Nominees

				Committee Membership
Name and Primary Occupation	Independent	Age	Director Since	A	C	G
Ira M. Birns Chief Executive Officer, World Kinect Corporation		63	2026
Michael J. Kasbar Executive Chairman, World Kinect Corporation		69	1995
Ken Bakshi Managing Partner Trishul Capital Group LLC and Trishul Advisory Group LLC		76	2002			●
Jorge L. Benitez Retired Chief Executive Officer, North America Accenture plc		66	2015	●		●
Sharda Cherwoo Retired Senior Partner, Ernst & Young LLP		67	2020	●		●
Jeffrey M. Kottkamp Retired Senior Partner, Deloitte & Touche LLP		65	2025	●		●
John L. Manley(1) Retired Senior Partner, Deloitte & Touche LLP		77	2010
Greg Piper Independent Consultant and Former Energy Industry CEO		63	2025		●	●
Andrea Smith Retired Chief Administrative Officer, Bank of America		59	2025		●	●
Paul H. Stebbins Chairman Emeritus, World Kinect Corporation		69	1995

A – Audit	– Chair
C – Compensation	● – Member
G – Governance

1.
Mr. Manley will begin serving as Chair of the Governance Committee following the Annual Meeting.

Board Snapshot

INDEPENDENCE OF THE BOARD	AGE DIVERSITY OF INDEPENDENT DIRECTORS	AVERAGE TENURE OF INDEPENDENT DIRECTORS

World Kinect Corporation 2026 Proxy Statement	5

Proxy Summary

Compensation Highlights

Executive Compensation Practices

We are committed to sound executive compensation practices
✓
Rigorous performance targets and metrics
✓
Multi-year vesting and performance periods
✓
Prohibition on hedging and short sales
✓
Stock ownership and retention guidelines
✓
No repricing of awards
✓
Clawback policy
✓
No extensive perquisites

✓
No tax gross-ups on perquisites or change of control benefits
✓
Double-trigger change of control provisions, with no liberal change of control definitions
✓
No pension or other supplemental benefits
✓
Annual compensation risk assessment
✓
Independent compensation consultant

For additional information about our executive compensation practices, see “Compensation Discussion and Analysis,” beginning on page 36.

Pay-for-Performance Alignment

Our executive compensation program is designed to attract and retain executives and motivate them to deliver results that are in line with our growth strategy. We structure our executive compensation program to directly align our compensation levels with current and future performance resulting in value for our shareholders, employees, customers and other stakeholders. Consistent with that objective, we select performance metrics and targets that we believe, if achieved, will translate into strong financial performance both in the short- and long-term, resulting in positive returns for our shareholders and other stakeholders. For 2025, 86% of our CEO’s target compensation was at risk, and 73% of our other named executive officers’ (“NEO”) target compensation was at risk, with compensation value specifically tied to our stock price performance and/or achievement of rigorous, pre-established performance metrics.

TARGET COMPENSATION MIX

CHIEF EXECUTIVE OFFICER	AVERAGE OF OTHER NEOS

14%
Base Salary
24%
Annual Cash Incentive
62%
Long-Term Equity Incentive
86%
At-Risk Pay

27%
Base Salary
73%
At-Risk Pay
47%
Long-Term Equity Incentive
26%
Annual Cash Incentive

6	World Kinect Corporation 2026 Proxy Statement

Proxy Summary

2025 Executive Compensation

In 2025, we received approximately 95% approval from our shareholders for our NEO compensation program. We remain committed to continuing to refine our program to help ensure increased alignment with shareholder interests and market best practices. The highlights of our 2025 executive compensation program are summarized below.

•
No changes to NEOs’ 2025 target total compensation.
•
2022 Transformational Awards and 2023-2025 long-term performance equity awards forfeited in their entirety.
•
Reviewed compensation framework and updated severance and stock ownership policies to enhance governance and long‑term alignment.
•
Modified our 2025 long-term incentive program (“LTIP”) for performance awards by replacing single-period adjusted diluted earnings per share (“Adjusted EPS”) and adjusted return on invested capital (“Adjusted ROIC”) measures with three-year average targets to better assess sustained performance.

2025 NEO ANNUAL COMPENSATION

The titles presented in the following table reflect the changes to our executive leadership team effective January 1, 2026 for Messrs. Birns, Rau and Kasbar, and October 24, 2025 for Mr. Tejada. The compensation information in the following table sets out the executives’ compensation in 2025, based on the roles in which the executives served during the year.

			Annual Incentive Program(2)
NEOs	Annual Base Salary ($)	Long-Term Incentive(1) ($)	Amount ($)	% of Target	Total ($)

Ira M. Birns Chief Executive Officer	700,000	2,250,000	371,747	50%	3,321,747

John P. Rau President	700,000	2,250,000	371,747	50%	3,321,747

Mike Tejada Chief Financial Officer	473,438	525,000	315,000	91%	1,313,438

Michael J. Kasbar Executive Chairman	1,000,000	4,500,000	867,409	50%	6,367,409

1.
Grant date value includes annual equity awards which consist of 60% performance‑based RSUs (at target) and 40% service‑based RSUs for annual awards (except for Mr. Tejada, whose annual award—granted prior to his promotion—consisted of 75% service‑based RSUs and 25% performance‑based RSUs), and also includes one‑time promotional performance‑based equity awards for Messrs. Birns, Rau and Tejada. Reflects the target award values approved by the Compensation Committee, which differ from the accounting grant date fair values as calculated in accordance with ASC 718 and presented in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table.
2.
The payout under the Annual Incentive Program is 75% based on Adjusted EBITDA and 25% based on strategic objectives for Messrs. Birns, Rau and Kasbar. The financial component based on Adjusted EBITDA was earned at 36% of target, and strategic objectives were earned at 90% of target. The amount shown for Mr. Tejada reflects his payout under the Corporate Annual Incentive Plan, a discretionary program for employees below the NEO level tied to Adjusted EBITDA and overall Company performance, in which he remained a participant for the full year 2025 notwithstanding his promotion to Chief Financial Officer on October 24, 2025.

World Kinect Corporation 2026 Proxy Statement	7

1	Election of Directors

Our Board of Directors currently consists of twelve directors. In connection with the Annual Meeting, the Board has approved reducing the size of the Board from twelve directors to ten, effective immediately following the Annual Meeting, and has nominated ten directors for election at the Annual Meeting. If elected, each nominee will serve for a one-year term expiring at the 2027 Annual Meeting, or until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals identified as nominees below. We do not contemplate that any nominee named below will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board chooses to reduce the number of directors serving on the Board.

The Board of Directors recommends a vote “FOR” the election of each of the below director nominees.	“FOR” each director nominee

Director Nominees

Our Governance Committee and Board believes that each of our nominees possesses the experience, skills, characteristics and qualities to fully perform his or her duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills, characteristics and qualities. For an additional discussion of the nomination process, see “Nominee Qualifications and the Nomination Process” beginning on page 24 of this proxy statement.

The following sets forth certain information with respect to each nominee standing for election to the Board. The biographies of each of the nominees and directors contain information regarding the individual’s service as a director, business experience, and the qualifications, characteristics or skills that led to the conclusion that the individual should serve as our director.

8	World Kinect Corporation 2026 Proxy Statement

Proposal 1 — Election of Directors

Ira M. Birns Chief Executive Officer
Age: 63 Director Since: 2026	Committees: None

BACKGROUND

•
Chief Executive Officer of World Kinect Corporation since January 2026 and a member of the Board of Directors since 2026.
•
Served as President of the Company from April 2025 to December 2025.
•
Served as Executive Vice President and Chief Financial Officer of the Company from 2007 to 2025, overseeing the Company’s global finance organization, including accounting, treasury, tax, financial planning and analysis, investor relations, risk management and corporate development.
•
Has played a key leadership role in the Company’s strategic transformation, including initiatives to strengthen profitability, reposition the portfolio and sharpen the Company’s core global energy distribution and logistics operations.
•
Member of the board of directors and chair of the audit committee of Stem, Inc. (NYSE: STEM), a global leader in AI-driven clean energy software and services.
•
Previously served as Vice President and Treasurer at Arrow Electronics, Inc., a global provider of technology products and services.
•
Holds a Bachelor of Business Administration degree in Public Accounting from Hofstra University and is a Certified Public Accountant.

SKILLS & QUALIFICATIONS

Mr. Birns brings to the Board deep knowledge of the Company’s global operations and strategy, extensive financial and capital markets expertise, and significant experience in strategic planning, capital allocation and corporate transformation.

KEY SKILLS
• Energy Industry • Accounting / Finance	• Human Capital / Talent Management • Investment Banking / Capital Markets	• International Operations • Management

Michael J. Kasbar Executive Chairman
Age: 69 Director Since: 1995	Committees: None

BACKGROUND

•
Executive Chairman since January 2026 and Chairman of the Board since May 2014. Chief Executive Officer from January 2012 to December 2025.
•
President and Chief Operating Officer from July 2002 to December 2011.
•
Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to July 2002, at the time our principal subsidiary engaged in the marine fuel services business.
•
Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company which Mr. Kasbar co-founded in 1985 with Mr. Stebbins, from September 1985 to December 1994.
•
Member of the Business Roundtable from 2013 to 2025.
•
First cousin of our director, Richard A. Kassar.

SKILLS & QUALIFICATIONS

Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 25 years of service with us and more than 35 years of experience in the fuel services business.

KEY SKILLS
• Commodities Trading • Energy Industry	• Human Capital/Talent Management • Information Technology	• International Operations • Management

World Kinect Corporation 2026 Proxy Statement	9

Proposal 1 — Election of Directors

Ken Bakshi Managing Partner, Trishul Capital Group LLC and Trishul Advisory Group LLC
Independent Director Age: 76 Director Since: 2002	Committees: Compensation (Chair) Governance Nominating Subcommittee (Chair)

BACKGROUND

•
Managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately owned equity investment and consulting companies, since June 2003.
•
Chairman of the board of directors and Chief Executive Officer of Amala Inc., a skin care products company, from April 2008 to July 2013 and Executive Chairman thereafter until June 2015.
•
Chief Executive Officer of Row 2 Technologies, a software development firm he co-founded, from December 2002 to February 2006 and Vice Chairman thereafter until June 2009.
•
Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet-based marketplaces, from July 2000 to December 2002.
•
Senior Vice President of Wyeth (formerly known as American Home Products Corp.), a NYSE company until its acquisition by Pfizer in 2009, from 1998 to 2000.
•
Prior to 1998, served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994.

SKILLS & QUALIFICATIONS

Mr. Bakshi brings to the Board extensive experience in private equity investments, management consulting and technology and significant international experience running operating units within large multinational publicly traded corporations.

KEY SKILLS
• Accounting/Finance • Human Capital/Talent Management	• Information Technology • International Operations	• Management

Jorge L. Benitez Retired Chief Executive Officer of North America, Accenture plc
Independent Director Age: 66 Director Since: 2015	Committees: Audit Governance Nominating Subcommittee

BACKGROUND

•
Retired from Accenture plc in September 2014 after more than 33 years of service.
•
Chief Executive Officer of North America, where he had primary responsibility for Accenture’s business and operations in North America, from 2011 to 2014.
•
Chief Operating Officer, Products Operating Group, the largest of Accenture’s five operating groups, from September 2006 to August 2011, where he was responsible for executing the business strategy and ensuring operational excellence across a wide set of consumer industry groups, including: automotive; air, freight and travel services; industrial equipment; and infrastructure and transportation services.
•
Held various senior leadership roles and other positions after joining Accenture in 1981.
•
Member of the board of directors of Fifth Third Bancorp (NASDAQ: FITB) since 2015, and currently serves as chairman of its technology committee and as a member of its audit, executive, and human capital and compensation committees.
•
Member of the board of directors of Interpublic Group of Companies (NYSE: IPG) from 2023 until Omnicom Group's acquisition of Interpublic Group of Companies in 2025.

SKILLS & QUALIFICATIONS

Mr. Benitez brings to the Board his extensive experience developing and executing business strategies across a range of industries, particularly air, freight and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly traded corporation and skills in implementing technology and digital solutions across a broad range of platforms.

KEY SKILLS
• Accounting/Finance • Corporate Governance/Other Public Company Directorship	• Human Capital/Talent Management • Information Technology	• International Operations • Management

10	World Kinect Corporation 2026 Proxy Statement

Proposal 1 — Election of Directors

Sharda Cherwoo Retired Senior Partner, Ernst & Young LLP
Independent Director Age: 67 Director Since: 2020	Committees: Audit Governance

BACKGROUND

•
Retired as a Senior Partner from Ernst & Young LLP (“EY”) in January 2020, after more than 37 years of service, including 28 years as a Client Service Partner with specialized industry focus in private equity, financial services, health care and emerging and disruptive technology companies.
•
Launched and spearheaded EY’s Intelligent Automation program from October 2015 to January 2020, with a focus on strategic direction, governance and risk management. As part of that role, she also directed EY’s investments in robotic process automation and digital transformation initiatives.
•
Founding Chief Executive Officer of EY’s Global Shared Services operations in Bangalore, India, which was EY’s first global offshoring center for client-facing operations, from 2001 to 2004.
•
Member of the board of directors of The Carlyle Group Inc. (NASDAQ: CG) and its audit committee since June 2023.
•
Member of the board of directors of Doma Holdings, Inc. (NYSE: DOMA) from August 2021 until January 2023 and served as a member of the audit & risk committee.
•
Member of the board of directors of World Quantum Growth Acquisition Corp. (NYSE: WQGA), from August 2021 until February 2023 and served as the chair of the audit committee and as a member of the compensation and nominating and corporate governance committees.
•
Member of the advisory board of Land O’Lakes Inc., a member-owned agricultural cooperative, from December 2020 until December 2025, and served on the audit & risk committee and the policy committee.
•
Member of the board of directors of the International House of New York, a nonprofit board, since June 2008, and serves as the chair of the audit committee.
•
Serves on the nonprofit boards of Tax Analysts and the National Association of Corporate Directors - New York Chapter, and has been an Executive in Residence at Columbia Business School since 2023 and a member of the Investment Committee of the Rockefeller Brothers Fund since 2025.
•
Certified Public Accountant on active status.

SKILLS & QUALIFICATIONS

Ms. Cherwoo brings to the Board her extensive experience in implementing and advising companies on digital transformation, talent transformation and artificial intelligence initiatives, as well as financial and tax reporting experience, and significant executive management and international experience in building, leading and operating business units.

KEY SKILLS
• Accounting/Finance • Corporate Governance/Other Public Company Directorship	• Human Capital/Talent Management • Information Technology	• International Operations • Management

World Kinect Corporation 2026 Proxy Statement	11

Proposal 1 — Election of Directors

Jeffrey M. Kottkamp Retired Senior Partner, Deloitte & Touche LLP
Independent Director Age: 65 Director Since: 2025	Committees: Audit Governance

BACKGROUND

•
Retired from Deloitte & Touche LLP in 2023 after 29 years as a partner.
•
Vice Chair of Deloitte’s U.S. Audit Firm from 2018 to 2023.
•
Deloitte Global Audit & Assurance Quality Leader from 2021 to 2022.
•
Senior Partner, Deloitte Global Financial Services Audit Practice from 2018 to 2020.
•
Member of Deloitte U.S.’s Board of Directors from 2011 to 2015, and chair of the finance and audit committee of such board from 2013 to 2015.
•
Managing Partner of Deloitte’s Northeast Region U.S. Audit Practice from 2009 to 2011.
•
Served with Deloitte in other roles of increasing responsibility beginning in 1983.
•
Member of the System Audit Committee of the Federal Farm Credit Banks Funding Corporation since 2026.

SKILLS & QUALIFICATIONS

Mr. Kottkamp brings to the Board extensive executive management, financial reporting, strategy, audit and regulatory compliance experience.

KEY SKILLS
• Accounting/Finance • Corporate Governance/Other Public Company Directorship	• Investment Banking/Capital Markets • Legal and Regulatory • Management

John L. Manley Retired Senior Partner, Deloitte & Touche LLP
Independent Director Age: 77 Director Since: 2010	Committees: Audit (Chair) Governance Nominating Subcommittee

BACKGROUND

•
Retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner.
•
Managing Partner of Deloitte’s Northeast Region Audit and Enterprise Risk Services Practice from 2006 to 2009.
•
Founded and was the National Director of Deloitte’s Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities.
•
Had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission, or CFTC, in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC, before joining Deloitte.
•
Director and Chairman of the audit committee of UBS Trust Company N.A. from 2013 to August 2015.
•
Certified Public Accountant on inactive status.

SKILLS & QUALIFICATIONS

Mr. Manley brings to the Board extensive executive management, financial reporting, risk management and regulatory experience.

KEY SKILLS
• Accounting/Finance • Corporate Governance/Other Public Company Directorship	• Commodities Trading • Legal and Regulatory	• Management

12	World Kinect Corporation 2026 Proxy Statement

Proposal 1 — Election of Directors

Greg Piper Former Energy Industry CEO
Independent Director Age: 63 Director Since: 2025	Committees: Compensation Governance

BACKGROUND

•
Since April 2020, senior independent advisor, providing advisory, operating, investment and consulting services to executive management, company boards and investment fund managers in the global commodity, energy, power and agriculture industries.
•
Since March 2024, Operating Partner at Ospraie Management, LLC, an investment firm focused on the acquisition and management of assets in agriculture, energy, metals and mining, and commodity logistics.
•
Interim Chief Executive Officer and Senior Advisor of Oxbow Crush LLC, a private equity owned company in the agriculture and renewable fuels industry, from August 2022 to September 2023.
•
President, Chief Executive Officer and member of the board of directors of CP Energy Holdings, LLC, a private midstream energy company providing crude oil and natural gas purchasing, transportation, marketing and risk management services, from November 2014 to March 2020.
•
Prior to joining CP Energy, Chief Executive Officer of Gavilon, LLC, a private midstream energy and refined products marketing company, where he led the energy group's spin-off from Gavilon and its subsequent sale in 2014 to NGL Energy Partners LP. Prior to this, served as Gavilon’s Chief Commercial Officer, where he directed the company's strategic initiatives, including the sale of the global agriculture division to Marubeni Corporation in 2013.

SKILLS & QUALIFICATIONS

Mr. Piper brings to the Board extensive operational experience in the global energy, power, commodity and agriculture industries, with deep expertise in midstream operations, M&A, business development and risk management.

KEY SKILLS
• Energy Industry	• Commodities Trading	• Management

Andrea Smith Retired Chief Administrative Officer, Bank of America
Independent Director Age: 59 Director Since: 2025	Committees: Compensation Governance

BACKGROUND

•
Retired from Bank of America in December 2021 after nearly 34 years of service.
•
Chief Administrative Officer of Bank of America from 2015 to December 2021, where she led a global portfolio including the company’s brand strategy, marketing, data analytics, media and communications, business integration across 91 U.S. local markets, crisis management and global business continuity.
•
Head of Global Human Resources of Bank of America from 2010 to 2015, managing a global workforce of more than 285,000 employees.
•
Senior Human Resources Executive of Bank of America from 2002 to 2010, with responsibilities spanning Global Banking and Markets, Global Wealth & Investment Management, Global Commercial Banking, Corporate Workplace and Corporate Planning & Strategy.
•
Held various other positions at Bank of America from 1988 to 2002.
•
Chair of the Bank of America Alumni Network since January 2022.
•
Interim CEO and President of the Charlotte Regional Business Alliance from May 2024 to May 2025 and Strategic Advisor from May 2025 to December 2025.
•
Consultant to the Charlotte Hornets from March 2026 to August 2026.
•
Member of the board of directors of HCA Healthcare, Inc. (NYSE: HCA).

SKILLS & QUALIFICATIONS

Ms. Smith brings to the Board extensive financial, operational and human resources expertise, including capital planning, business administration, brand strategy, marketing, data/analytics, media and communications, vendor management, business integration and continuity and people strategy.

KEY SKILLS
• Management	• Corporate Governance/Other Public Company Directorship	• Human Capital/Talent Management

World Kinect Corporation 2026 Proxy Statement	13

Proposal 1 — Election of Directors

Paul H. Stebbins Chairman Emeritus, World Kinect Corporation
Independent Director Age: 69 Director Since: 1995	Committees: None

BACKGROUND

•
Our Chairman Emeritus since May 2014 and prior to that, our Executive Chairman, from January 2012 to May 2014.
•
Chairman and Chief Executive Officer from July 2002 to December 2011.
•
President and Chief Operating Officer from August 2000 to July 2002.
•
President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to August 2000, at the time our principal subsidiary engaged in the marine fuel services business.
•
Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, which Mr. Stebbins co-founded in 1985 with Mr. Kasbar, from September 1985 to December 1994.
•
Member of the board of directors of First Solar, Inc. (NASDAQ: FSLR) since December 2006 and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees.
•
A member of the Board of Advisors of the Amigos de las Americas Foundation of Houston, Texas (amigosinternational.org) and member of the Board of Advisors of Silkroad founded by Yo-Yo Ma (silkroad.org).
•
Founding member of FixUSNow (FixUSNow.org) and member of the Council on Foreign Relations (CFR.org).

SKILLS & QUALIFICATIONS

Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 25 years of service to our Company and more than 35 years of experience in the fuel services business.

KEY SKILLS
• Accounting/Finance • Energy Industry • Investment Banking/Capital Markets	• Commodities Trading • International Operations • Human Capital/Talent Management	• Corporate Governance/Other Public Company Directorship • Management

14	World Kinect Corporation 2026 Proxy Statement

Corporate Governance

Board and Committee Governance

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for us and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for us at different times, and that it should have the flexibility to make this decision based on its evaluation of current circumstances. As a result, the roles of Chairman and CEO have been split from time to time, while at other times the roles have been combined. When making this decision, the Board considers factors such as:

•
the person filling each role;
•
the person filling the role of lead independent director;
•
the composition, independence and effectiveness of the entire Board; and
•
other corporate governance structures in place.

Mr. Kasbar served as both Chairman of the Board and as Chief Executive Officer until January 1, 2026, when he transitioned to Executive Chairman and Mr. Birns was appointed as Chief Executive Officer and a member of the Board, with Mr. Benitez continuing to serve as our Lead Independent Director. Our Board believes that this leadership structure, which separates the roles of Chief Executive Officer and Executive Chair while retaining a Lead Independent Director, is effective in promoting strong corporate governance and independent Board oversight. The Chief Executive Officer has the primary responsibility for managing our day‑to‑day operations, while the Executive Chair provides strategic guidance, continuity, and leadership informed by deep knowledge of the Company and its industry.

In deciding whether to combine or separate the roles of Chief Executive Officer and Chairman of the Board, the Board considers, among other things:

•
the presence of, and the responsibilities and authority of, the Board’s strong lead independent director;
•
the composition of the Board, including the number of independent non-management directors;
•
the composition of the Board’s standing committees, which are composed of, and chaired solely by, independent non-management directors;
•
the fact that the independent non-management directors meet in regular executive sessions without management present to discuss, among other things, the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and
•
the fact that all Board members have unrestricted access to management and outside advisors.

Lead Independent Director

Our independent directors annually elect our Lead Independent Director. Consistent with best practices, our Lead Independent Director:

•
presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors at which the Chair of the Governance Committee is not present;
•
serves as a liaison between the Chairman of the Board and the independent directors;
•
reviews Board meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;
•
has the authority to call meetings of the independent directors;

World Kinect Corporation 2026 Proxy Statement	15

Corporate Governance

•
if requested by major shareholders, ensures that he or she is available for consultations and direct communication;
•
has the authority to retain outside advisors and consultants who report directly to the Board; and
•
consults with and assists the Chief Executive Officer in accomplishing his or her objectives as the Chief Executive Officer deems appropriate.

Currently, Mr. Benitez serves as our Lead Independent Director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the independent directors.

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our business strategies, financial performance and matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making processes and ensure our interests remain well-aligned with those of our shareholders. In recent years, these engagements have covered governance issues, such as majority voting, board leadership and director nomination processes, and compensation and capital allocation priorities.

The table below discusses our shareholder engagement activities and some of the actions we have taken in the past few years as a result of the feedback we received from our shareholders. We believe that these engagements provide valuable feedback and insight to shareholders' perspectives on key topics, which is shared regularly with the Board and its committees.

Who we engage: • Institutional shareholders • Equity research analysts • Proxy advisory firms • Industry thought leaders • Investment bankers	How we engage: • Quarterly earnings calls • Investor conferences • One-on-one meetings • Annual shareholder meeting

2025 Highlights:

Each year, World Kinect engages with our shareholders to discuss our investment strategy, explain the Compensation Committee's process and decisions regarding executive compensation, and understand our shareholders' perspectives on our company.

As part of our 2025 outreach efforts, we initiated contact with shareholders representing ~60% of our outstanding shares.

How we communicate: • Proxy statement • Annual report • SEC filings • Press releases • Investor relations website • Investor meetings

Topics we discuss:

•
Business strategy
•
Financial performance and capital allocation
•
Corporate governance
•
Board composition and nomination process
•
Board leadership
•
Executive compensation design
•
Strategic transformational awards

16	World Kinect Corporation 2026 Proxy Statement

Corporate Governance

As a result of the feedback we received from our shareholders over the last few years, we have, among other things:

✓
disclosed performance metrics for the Transformational Awards in the supplemental proxy materials filed on June 7, 2023;
✓
reaffirmed that special awards should be rare and committed not to grant additional special equity awards to executives absent compelling circumstances;
✓
increased the weighting of the financial performance metrics in the 2024 annual incentive program from 60% to 75%, with the strategic objectives weighting reduced from 40% to 25%;
✓
adopted a director resignation policy for uncontested elections;
✓
enhanced the disclosure in our proxy statements to provide a greater level of transparency around specific strategic objectives, achieved results, and determination of final payouts;
✓
amended our Governance Committee charter and Corporate Governance Principles; and
✓
modified our executive compensation programs to shift the total direct compensation (“TDC”) payable to our NEOs by increasing the portion of TDC payable in equity and the portion of TDC that is long-term performance based.

Meetings

During 2025, the Board met seven times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he or she served. In addition, it is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors who were standing for election at the 2025 Annual Meeting of shareholders attended the meeting.

All of our independent directors meet in executive session (without management present) during scheduled Board meetings and at other times as they may deem necessary. Executive sessions of the independent directors are led by the Chair of the Governance Committee, or, in his absence, the Lead Independent Director.

Director Independence

Our Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the applicable NYSE listing standards. In addition, members of our Audit Committee must meet the independence standards for audit committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee meet the definition of “non-employee director” contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and meet the independence requirements under the NYSE listing standards. The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director’s independence.

Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Mr. Kasbar and Mr. Birns are the only members of management currently serving on our Board. All of our other current directors, Messrs. Bakshi, Benitez, Kassar, Kottkamp, Manley, Piper, Roddenberry and Stebbins, and Mses. Cherwoo and Smith, are independent under NYSE listing standards, and all of our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar’s ability to exercise his independent judgment as our director. Mr. Kasbar is deemed not to be an independent director because of his employment relationship with us and therefore he is precluded from sitting on any of our committees.

World Kinect Corporation 2026 Proxy Statement	17

Corporate Governance

Annual Board and Committee Self-Evaluations

Our Board and its committees conduct self-evaluations to ensure they are performing effectively and to identify opportunities to improve Board and committee performance.

1	SCOPE AND FORMAT OF EVALUATION	2	SELF-ASSESSMENTS

The Governance Committee annually reviews the format and scope of our Board’s evaluation process in light of general corporate governance developments and best practices, recommending any changes it believes are appropriate. The chair of each of our committees also reviews and updates, as appropriate, a separate assessment of committee performance, which is provided to the members of each committee for comment and feedback. These self-evaluations cover a variety of topics, including his or her assessment of their own performance as director, Board dynamics and the effectiveness of the Board and its committees.

Once the format and content of the evaluation is approved, a Board self-assessment is conducted under the oversight of the Governance Committee and for each committee, led by the committee chair. To ensure that the evaluation process remains dynamic, the Board also periodically uses an interactive format, where the Lead Independent Director conducts individual meetings with each director rather than circulating a written survey to elicit candid and fulsome feedback. After completing the self-evaluation process, the Lead Independent Director then summarizes and reviews the results with the Board and each Board committee.

4	ONGOING BOARD FEEDBACK	3	REVIEW SESSIONS

In addition to annual self-evaluations, the Board evaluates and modifies its oversight of our business operations on an ongoing basis. During executive sessions, the independent directors raise and consider agenda topics that they believe deserve additional focus and raise new topics to be addressed in future meetings.

The feedback received from the evaluations is discussed during an executive session with the Governance Committee and the individual committees, as appropriate. Policies and practices are enhanced or modified, as appropriate, based on the evaluation findings and other feedback, including one-on-one discussions. Follow-up items are discussed at subsequent Board and committee meetings as necessary.

Based on the results of these evaluations, as well as ongoing feedback provided by directors, our Board’s practices have evolved over time through the implementation of enhancements such as: changes to committee composition and oversight responsibilities, additional presentations on specified topics, identification of focus areas for continuing education and refinements to board meeting materials and presentation format.

2025 Self-Evaluation Process

For 2025, the Board decided to utilize individual interviews for the self-evaluation process and Mr. Roddenberry interviewed each other Board member to solicit his or her evaluation of Board, Committee and individual director effectiveness, Board education, timing and scope of materials provided to the Board and Committee as well as other factors affecting Board dynamics. He then reviewed the results with the Governance Committee, composed of all the independent directors, and with each committee in early 2026.

18	World Kinect Corporation 2026 Proxy Statement

Corporate Governance

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Principles describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Principles include, among other things:

•
the role and function of the Board and its committees;
•
the role of the Lead Independent Director;
•
director independence;
•
director qualifications, functions and tenure;
•
director and service on other boards;
•
director resignation policy in uncontested elections;
•
management development and succession planning;
•
director orientation and continuing education; and
•
director compensation.

Our Corporate Governance Principles are available on our Investor Relations website at ir.world-kinect.com under “Corporate Governance.”

Insider Trading Policy

We have adopted an insider trading policy applicable to our directors, officers and employees, and we have implemented procedures applicable to the Company, governing the purchase, sale, and other dispositions of our securities. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to the Company.

World Kinect Corporation 2026 Proxy Statement	19

Corporate Governance

Committees of the Board

Our Board has three standing committees: the Audit Committee, Compensation Committee and Governance Committee. Our Board also had two additional standing committees - the Technology & Operations Committee and the Sustainability & Corporate Responsibility Committee - through September 2025, at which time such committees were disbanded and their responsibilities were reallocated to the full Board and other committees. The table below illustrates the current membership of each of our Board’s committees, which are composed entirely of independent directors.

DIRECTOR	AUDIT	COMPENSATION	GOVERNANCE
Ken Bakshi Managing Partner Trishul Capital Group LLC and Trishul Advisory Group LLC			●
Jorge L. Benitez Retired Chief Executive Officer North America Accenture plc	●		●
Sharda Cherwoo Retired Senior Partner Ernst & Young LLP	●		●
Richard A. Kassar Retired Vice Chairman Freshpet, Inc.	●	●	●
Jeffrey M. Kottkamp Retired Senior Partner Deloitte & Touche LLP	●		●
John L. Manley(1) Retired Senior Partner Deloitte & Touche LLP			●
Greg Piper Independent Consultant and Former Energy Industry CEO		●	●
Stephen K. Roddenberry(1) Partner Akerman LLP		●
Andrea Smith Retired Chief Administrative Officer Bank of America		●	●
Paul H. Stebbins Chairman Emeritus World Kinect Corporation

– Chair	● – Member
1.
Mr. Manley will begin serving as Chair of the Governance Committee following the Annual Meeting.

Each of the Board’s committees operates under a written charter adopted by our Board that addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends changes to the Board as appropriate. A current copy of each committee charter can be found on our Investor Relations website at ir.world-kinect.com under “Corporate Governance.”

20	World Kinect Corporation 2026 Proxy Statement

Corporate Governance

AUDIT COMMITTEE

PRIMARY RESPONSIBILITIES

•
Oversees and reviews the financial reporting process, integrity of our financial statements and related financial information.
•
Reviews the effectiveness, internal control environment and systems of our internal audit function.
•
Reviews the qualifications, performance and independence of our independent auditors, and approves all audit and permitted non-audit services to be provided by our independent auditors.
•
Reviews and discusses with management and our independent auditors our major financial risk exposures, and the policies and practices management has established to monitor and control such exposures.
•
Reviews with the independent auditors their judgments about the appropriateness (not just acceptableness) of accounting principles and financial disclosure practices used or proposed to be adopted by management.
•
Annually prepares a report to shareholders for inclusion in the proxy statement.
•
Reviews our cybersecurity and related information technology risks, controls and procedures including data protection, privacy, fraud and our plans to mitigate cybersecurity risks and to respond to data breaches.
•
Oversees the Company’s approach to significant sustainability-related matters and related disclosures.
•
Monitors and reviews our compliance with applicable laws and regulations and our Code of Conduct, and also establishes procedures for treatment of employee complaints and concerns about accounting, internal controls or auditing matters.

INDEPENDENCE AND FINANCIAL EXPERTISE

The Board reviewed the background, experience and independence of the Audit Committee members and based on this review, the Board determined that each member of the Audit Committee meets the NYSE listing standards and SEC requirements for independence with respect to audit committee members, is financially literate, knowledgeable and qualified to review financial statements and qualifies as an “audit committee financial expert” under the SEC rules.

The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

Chair: John L. Manley
Other Members(1): Jorge L. Benitez Sharda Cherwoo Richard A. Kassar(2) Jeffrey M. Kottkamp

Meetings in 2025: 8

1. Following the Annual Meeting, the Audit Committee will be comprised of Mr. Manley (Chair), Mr. Benitez, Ms. Cherwoo and Mr. Kottkamp.

2. Mr. Kassar will not stand for reelection to the Board at the Annual Meeting.

World Kinect Corporation 2026 Proxy Statement	21

Corporate Governance

COMPENSATION COMMITTEE

PRIMARY RESPONSIBILITIES

•
Reviews and approves annually the goals and objectives relevant to the compensation of our CEO, and, based upon recommendations of our CEO, our other executive officers.
•
Establishes compensation levels, evaluates performance and approves the compensation of our CEO and, based upon recommendations of our CEO, our other executive officers.
•
Reviews and makes recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans.
•
Implements and oversees the Company’s clawback policy.
•
Establishes and monitors executive officers’ compliance with stock ownership or retention requirements.
•
Approves any employment, severance and consulting arrangements with executive officers.
•
Reviews annually a risk assessment of our compensation policies and practices with respect to all employees, including our NEOs.
•
Reviews and discusses with management the Compensation Discussion and Analysis included in our annual proxy statement and recommends such inclusion to the Board.
•
Produces the annual Compensation Committee Report for inclusion in the Company’s proxy statement in compliance with the rules and regulations promulgated by the SEC.
•
Reviews the results of any advisory shareholder votes on executive compensation, recommends the frequency of such votes, and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes.
•
Reviews management reports about our human capital management policies and strategies regarding recruiting, retention, talent development, career progression and, together with the Governance Committee, considers management development and succession.
•
Recommends non-management director compensation to the Board, including stock ownership or retention requirements.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Compensation Committee members and based on this review, the Board determined that each member of the Compensation Committee is independent and a non-employee pursuant to NYSE listing standards and Rule 16b-3 under the Exchange Act.

In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship with us or any of our subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a subsidiary of ours or an affiliate of one of our subsidiaries. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

Chair: Ken Bakshi
Other Members(1): Richard A. Kassar(2) Greg Piper Stephen K. Roddenberry(2) Andrea Smith

Meetings in 2025: 8

1. Following the Annual Meeting, the Compensation Committee will be comprised of Mr. Bakshi (Chair), Mr. Piper and Ms. Smith.

2. Mr. Roddenberry and Mr. Kassar will not stand for reelection to the Board at the Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee was at any time during 2025 an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

22	World Kinect Corporation 2026 Proxy Statement

Corporate Governance

GOVERNANCE COMMITTEE

PRIMARY RESPONSIBILITIES

•
Recommends to the Board criteria for Board membership and the size and composition of the Board, and reviews qualifications of director nominees for recommendation to the Board. This includes reviewing candidates submitted by shareholders and exercising sole authority to retain search firms and other advisors to identify director candidates.
•
Recommends to the Board whether to accept or reject a director resignation, or take other action, where a director receives a greater number of “withheld” than “for” votes in an uncontested election.
•
Reviews and recommends committees and their structure for the Board.
•
Recommends performance criteria for the Board and reviews the procedures, effectiveness and performance of the Board as a whole, the individual directors and the Board’s committees.
•
Annually reviews our Corporate Governance Principles and committee charters.
•
Reviews and, if appropriate, approves all related person transactions in accordance with the Company’s Policies and Procedures with respect to Related Person Transactions.
•
Recommends overall compensation for directors.
•
Annually evaluates the performance of our NEOs and discusses any changes to the executives’ compensation recommended by the Compensation Committee, and together with the Compensation Committee, considers management development and succession.
•
Oversees and reviews our sustainability and corporate responsibility policies.
•
Oversees and reviews, periodically, the Company’s governance activities, policies and initiatives and makes any recommendations that it deems appropriate.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Governance Committee members and based on this review, the Board determined that each member of the Governance Committee meets the independence requirements of the NYSE listing standards.

NOMINATING SUBCOMMITTEE

The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee does not have a separate committee charter, and consists of three of the members-at-large of the Governance Committee, currently Messrs. Benitez, Manley and Bakshi, who serves as Chair.

Chair: Stephen K. Roddenberry(2)
Other Members(1): Ken Bakshi Jorge L. Benitez Sharda Cherwoo Richard A. Kassar (2) Jeffrey M. Kottkamp John L. Manley Greg Piper Andrea Smith Meetings in 2025: 7

1. Following the Annual Meeting, the Governance Committee will be comprised of Mr. Manley (Chair), Mr. Bakshi, Mr. Benitez, Ms. Cherwoo, Mr. Kottkamp, Mr. Piper and Ms. Smith.

2. Mr. Roddenberry and Mr. Kassar will not stand for reelection to the Board at the Annual Meeting.

World Kinect Corporation 2026 Proxy Statement	23

Corporate Governance

Director Nomination Process

Nominee Qualifications and the Nomination Process

The Governance Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and backgrounds that provides effective oversight of our business. The Governance Committee of the Board periodically reviews Board composition in terms of the skills, characteristics and experience of its current members and those required to create a balanced and effective Board based on the Company’s business strategy, current operating requirements, and the long-term interests of the Company’s shareholders.

The Governance Committee, with the assistance of the Nominating Subcommittee, strives to identify and recruit director candidates with the highest personal and professional ethics, integrity and values who are committed to representing the long-term interests of the shareholders. It looks for candidates that have a demonstrated track record of leadership and achievement in their area of endeavor and are willing to devote sufficient time to carrying out their duties and responsibilities effectively, and can serve on the Board for an extended period of time. Criteria for evaluating director nominees takes into account, among other attributes, the candidate’s intellect, judgment, diversity of experience and background.

As part of our ongoing board refreshment and succession planning efforts, we added three new directors in 2025 and one so far in 2026. Mr. Kottkamp was appointed to the Board on April 23, 2025, bringing his extensive global audit and financial services experience and a wealth of accounting and regulatory expertise. Mr. Piper was appointed to the Board on July 17, 2025, bringing his experience as an accomplished energy and commodities executive and extensive operational and management expertise in various sectors of the energy supply chain. On October 24, 2025, Ms. Smith was appointed to the Board, bringing over 25 years of financial, operational and HR expertise in financial services. Mr. Kottkamp was recommended to the Board by Mr. Manley, and each of Mr. Piper and Ms. Smith was recommended to the Board by Mr. Kasbar. In October 2025, Mr. Birns, in connection with his appointment as Chief Executive Officer, was also appointed to the Board effective January 1, 2026.

In conducting each of these director searches, our Governance Committee considered the leadership, technical skills and operational experience that we believed would address the Board’s current needs. We worked to identify candidates whose leadership, skills, and experience reflect the attributes prioritized for our Board, drawing from traditional corporate roles, government, academia, private enterprise, non‑profit organizations, and professional disciplines such as accounting, finance, marketing, human resources, and legal services. We believe that this process has successfully allowed us to identify candidates who bring valuable viewpoints, backgrounds, skills and experience.

24	World Kinect Corporation 2026 Proxy Statement

Corporate Governance

BOARD OF DIRECTORS SKILLS MATRIX

The matrix below sets forth the skills and experience that our Governance Committee has determined would be beneficial to have represented on our Board based on a number of factors, including our current operating requirements and business strategy, and the relevance of such skill or experience to our long-term value creation. The skills, experience and background of each of our directors and the characteristics that our Governance Committee and our Board identified in connection with his or her nomination is set forth in the director’s biography which starts on page 9 of this Proxy Statement:

	Ira M. Birns	Michael J. Kasbar	Ken Bakshi	Jorge L. Benitez	Sharda Cherwoo	Jeffrey M. Kottkamp	John L. Manley(1)	Greg Piper	Andrea Smith	Paul H. Stebbins
Committee Membership
Audit				•	•	•
Compensation								•	•
Governance			•	•	•	•		•	•
Skills
Accounting/Finance
Commodities Trading
Corporate Governance/Other Public Company Directorship
Energy Industry
Information Technology
International Operations
Investment Banking Capital Markets
Legal and Regulatory
Management
Human Capital/Talent Management

– Chair ● – Member

1.
Mr. Manley will begin serving as Chair of the Governance Committee following the Annual Meeting.

World Kinect Corporation 2026 Proxy Statement	25

Corporate Governance

1	SEARCH FOR A BOARD NOMINEE	2	PROFESSIONAL SEARCH FIRMS	3	CRITERIA FOR EVALUATING NOMINEES

To the extent that the Governance Committee believes that specific skills, characteristics or experience needs to be added to the Board, the Governance Committee initiates a search for a Board nominee, with assistance from the Nominating Subcommittee, seeking input from Board members and senior management.

The Nominating Subcommittee may retain professional search firms to identify director candidates and maintains the authority to approve the fees and other retention terms of any such firm.

The criteria for evaluating director nominees takes into account the candidate’s intellect, integrity, judgment, and diversity of experience and background, as well as other factors deemed appropriate in adding value to the composition of the Board.

Finally, in order to ensure that our independent directors have sufficient time to devote to overseeing the Company, our Corporate Governance Principles prohibit our directors from serving on the Board of Directors of more than three other publicly traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director. Employee directors shall not serve on the Board of Directors of more than two other publicly traded companies, unless the Board determines that such service will not impair the ability of such officer to perform his or her employment and other duties for the Company. Each director is required to advise the Chair of the Governance Committee prior to accepting any new board position with another publicly traded company.

We believe the Governance Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. Our Governance Committee welcomes candidates recommended by shareholders and, assuming a submission is in proper form as provided under our By-Laws, it will apply the same standards described above to the evaluation of a shareholder nominee as it applies to all nominees, including those recommended by current directors, employees and others. The procedural and disclosure requirements of our By-Laws provide that shareholders who would like to propose a Board nominee for consideration by the Governance Committee must deliver written notice to our Corporate Secretary, including disclosure of (i) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities; (ii) information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (iii) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary at World Kinect Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

Director Resignation Policy

We have adopted a director resignation policy for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In uncontested elections of directors, such as this election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation for consideration by the Governance Committee. The director whose resignation is under consideration will not participate in the recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation. The Governance Committee will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Board will publicly disclose, in a Form 8-K filed with the SEC, its decision regarding the tendered resignation within 90 days after certification of the election results.

If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or decrease the number of directors comprising the Board in accordance with our By-laws. A copy of our director resignation policy, included in our Corporate Governance Principles, is available on our Investor Relations website at ir.world-kinect.com under “Corporate Governance.” Our website and information contained on our website are not part of this Proxy Statement and are not incorporated by reference in this Proxy Statement.

26	World Kinect Corporation 2026 Proxy Statement

Corporate Governance

Board’s Role in Strategy and Risk

We are committed to operating our business in a safe, responsible and ethical manner through sound corporate governance that promotes accountability, transparency and engagement with our stakeholders. This commitment begins with our Board, which plays a key role in providing oversight of our business practices and related risks, while remaining informed as we evolve and new risks emerge over time. Our executive leadership team maintains the primary responsibility for setting and delivering on our strategic priorities designed to create long-term sustainable value for all our stakeholders.

The Board has established a framework to review and understand the nature of the material risks we face related to our company, business strategies and operations. Based upon the information provided by our leaders responsible for managing these risks, as well as our enterprise risk management programs, our Board evaluates whether our processes, policies and procedures are reasonably designed to respond to and mitigate these risks.

The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described in the table below. Each committee ensures that the risks pertaining to their principal areas of focus are reported to the Board as appropriate.

BOARD OF DIRECTORS

Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions.

AUDIT COMMITTEE

•
Considers risks associated with the financial reporting and disclosure process, major litigation, cybersecurity and related information technology risks, including data protection and privacy, as well as regulatory and legal compliance risks.
•
Provides oversight with respect to the technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks.
•
Discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules.
•
Considers the risks and initiatives regarding the environment, sustainability and climate change, health and safety, as well as other social responsibility issues and impacts.

COMPENSATION COMMITTEE

•
Considers risks associated with our compensation programs, policies and practices, including human capital management policies and strategies regarding recruiting, retention, talent development and career progression.
•
Oversees management's annual risk assessment of our compensation policies and practices with respect to all employees, including NEOs.
GOVERNANCE COMMITTEE • In conjunction with the Compensation Committee, considers risks associated with management development and succession.

MANAGEMENT
Management is responsible for the enterprise risk assessment process and the day-to-day management of risks.

World Kinect Corporation 2026 Proxy Statement	27

Corporate Governance

Throughout the year, the Board and its committees receive reports from our management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks. The Board and its committees will also periodically conduct an in-depth review and analysis of specific strategic, operational and financial risks, after which our management will continue to provide regular updates on our progress in respect of these focus areas for a period of time thereafter.

Periodically, we also perform risk management assessments, both in specific areas of our business or on an enterprise wide basis. The principal purposes of these assessments are to:

•
ensure that risk management efforts are focused and directly linked to our underlying business strategy;
•
implement a sustainable and scalable framework to identify, manage and monitor risk;
•
assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and
•
enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans.

The results of these risk assessments are regularly communicated to the Board.

Code of Conduct

All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Conduct. Our Code of Conduct is designed to help us meet our responsibility of conducting our business in compliance with laws and good ethical practice. Our Code of Conduct is available in multiple languages on our website at world-kinect.com by clicking on About Us and then Ethics & Compliance, or by clicking on our Investor Relations website at ir.world-kinect.com under Corporate Governance. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our officers (including our principal executive, financial and accounting officers) and directors on our website at world-kinect.com. We have also established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found in the Investor Relations section of our website.

Review and Approval of Related Person Transactions

Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is consistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

For purposes of our policy, we review all of the following relationships and transactions between us and:

•
our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;
•
any person we know to be the beneficial owner of more than 5% of any class of our voting securities;
•
any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing; and
•
any entity in which any of the foregoing persons is an officer, partner, employee or in a similar position, or in which such person owns directly or indirectly at least 5% equity interest.

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Corporate Governance

Pursuant to our policy, prior to entering into any proposed related person transaction, the Governance Committee is responsible for reviewing, and if appropriate, approving and overseeing any such proposed related person transaction, which includes any arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. The foregoing rule will not be applied to those transactions exempt under Item 404(a) of Regulation S-K, such as the employment of an executive officer or compensation of a director if such executive officer’s or director’s compensation is required to be, or otherwise would be required to be, reported under the SEC’s compensation disclosure requirements, any transaction with another entity where the related person’s only relationship is as a beneficial owner of less than 1% of that corporation’s publicly traded securities, or any transaction where the related person’s interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g., dividends).

In addition, the Governance Committee has determined that the following types of transactions, which involve ordinary course business transactions, shall not be deemed to create or involve a direct or indirect “material” interest for a related person, even if the aggregate amount involved exceeds $120,000: (1) a transaction in which the related person’s interests arises solely based on his or her position as an employee or executive officer of the other entity and (i) the related person was not involved in the transaction, (ii) the transaction was entered into in our ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (iii) the transaction does not involve the greater of $500,000 or 2% of the recipient’s total annual revenues and (2) any charitable contributions if the related person’s interest arises only from (i) the person’s or the person’s immediate family member’s position as an employee (other than an executive officer) or other position that does not involve policy-making decisions or (ii) the person’s or persons’ immediate family member’s position as an executive officer or director and the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts.

If the Chair of the Governance Committee determines that a proposed transaction is a related person transaction, it will submit the proposed transaction to the Governance Committee for approval. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

•
the benefits to us;
•
the impact on a director’s independence, if relevant;
•
the availability of other sources for comparable products or services;
•
the terms of the transaction; and
•
the terms available to unrelated third parties or to employees generally.

The Governance Committee will only pre-approve related person transactions that are consistent with our best interests and those of our shareholders. The Governance Committee’s approval is not a directive to enter into the related person transaction; rather, it is evidence that the Governance Committee does not object to the transaction based on the related nature of the transaction. The Governance Committee will regularly review any ongoing related person transactions that had been previously approved to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

There were no reportable related person transactions in 2025.

World Kinect Corporation 2026 Proxy Statement	29

Corporate Governance

Our People

We believe that our people's passion and expertise are what differentiates us, and investing in our people is a top priority. Our comprehensive approach to serving our workforce includes our commitment to promoting an inclusive environment, as well as focusing on our employees' growth and development, health and safety and overall well-being. The following charts provide information about our global workforce of approximately 4,003 employees as of December 31, 2025:

GLOBAL WORKFORCE	GENDER WORKFORCE REPRESENTATION

8%
Latin America
6%
Asia/Pacific
25%
Europe, Middle East & Africa
61%
North America

HEALTH AND SAFETY

As a global energy management company, we are committed to doing the right thing in all that we do. We continually seek to minimize the impact of our operations and ensure the health and safety of our employees, contractors, customers, suppliers and the communities in which we operate. We are actively striving to play a leading role in promoting best practices within the transportation industry and are closely involved in developing, setting, and maintaining health, safety and environment ("HSE") industry standards. We have established a set of "Rules to Live By" to help strengthen our existing Integrated Management System and promote appropriate safety behaviors and practices that we believe are vital to preventing workplace incidents.

We have developed what we believe to be a comprehensive process designed to identify, assess and manage HSE risks in our operations. We set targets for performance improvements, regularly measure, audit and report on our performance, and investigate near misses and incidents to determine root causes to prevent similar incidents from occurring in the future. We also expect our contractors to manage HSE matters in line with our policies and include an HSE component in our contractors' performance appraisals.

REPRESENTING A GLOBAL WORKFORCE

We recognize that representative, talented teams, across all levels of our organization, are critical to our success. We continue to strengthen our talent pipelines, hone our hiring processes and are committed to paying equitably and competitively to attract and retain talent. Our people represent a workforce rich in all facets. We believe that our differences make us stronger and that unique perspectives fuel innovation. We strive to create an environment where all our employees feel safe and encouraged to share their differences. We strictly prohibit any discrimination or harassment based on gender, age, race, color, religion, sexual orientation, gender identity, mental or physical disability and any other status protected by law. We are passionate about engaging with our employees and continuing to develop a culture where they feel heard and supported. We believe that promoting a culture of engagement and feedback between management and our employees is critical to ensure that our valued personnel are heard.

DEVELOPING OUR PEOPLE

Through hands-on learning experiences, training, coaching and development programs, we believe we have fostered a culture that empowers our people to succeed. We are committed to providing opportunities for both career enhancement and advancement paths, which is why we have taken measures to provide professional development opportunities and strive to recruit and cultivate a wide range of talent. We provide a variety of resources to further our employees’ development, including online resources as well as in-person and virtual training programs to develop skills and gain knowledge that advances employees’ careers.

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Corporate Governance

Accordingly, we are devoted to supporting employee well-being in all dimensions, which goes beyond their physical health and includes support for emotional, financial and social welfare. We take a holistic approach providing support and resources that empower our employees and their families to cultivate well-being and personal excellence. For example, we offer competitive compensation packages consisting of salaries, incentive bonuses, various forms of equity awards and comprehensive benefits. Additionally, we have launched various programs designed to integrate employee health and well-being into our culture through events, webinars, activities and fitness challenges.

Engaging with Our Community

At World Kinect, our care and respect for one another extends to the communities we serve and the partnerships we create. Our strategy to support the communities in which we live and operate involves the dedication of our physical time, financial contributions and enhancement of our business segments to advance the four key social principles of the UN Global Compact. We are committed to creating a positive impact, encouraging our employees to support the communities in which they live and engaging with and supporting charities in all aspects of society. We have ongoing dialogue with community partners on charitable projects and employee volunteerism.

HIGHLIGHTS OF OUR COMMUNITY PROGRAMS AND EFFORTS

MILITARY VETERANS

We deeply value the military service members who serve our nations throughout the world.

We believe that the skills and experiences military service members possess can make significant contributions to our company’s success. As we seek to recruit, retain and advance top talent in our organization from around the world, we are committed to increasing our engagement and recruitment of military veterans, reservists and guards as they transition from their military careers.

We are honored for the recognition our veteran programs and continued support of military service members has received in recent years:

•
Military and Spouse Friendly Company by Military Friendly® in the US
•
UK’s Armed Forces Covenant Employer Recognition Scheme – Silver Award
•
Soldier On Australia Platinum Pledge Partner

We are dedicated to ensuring a welcoming environment by providing on-boarding support, mentorship, recognition programming and development programs. In addition to our military careers website, we continue to partner with military support networks such as Soldier On Australia and the Soldier On Pathways Program team to further develop their veteran supportive practices and enable veterans and their families to have secure future careers. These programs provide employment and educational support to serving and ex-serving veterans in Australia by connecting job seekers with veteran-supportive employers and enable new pathways for veterans and their families transitioning from their military careers into civilian life.

CHARITABLE WORK

Each year we contribute to our local communities through giving our time and financial contributions to many local and global institutions and organizations. For example, our Flyers business has served the Northern California community as a corporate sponsor for the region’s Special Olympics since 1998. Throughout its sponsorship, Flyers has contributed over $4 million through direct sponsorship, fundraising campaigns, annual golf tournaments and the Polar Plunge. Through the “Flyers Cares Program,” employees can nominate charities and organizations that they would like to support. Beyond these efforts, we contribute to numerous organizations and causes such as the Dolphin Cancer Challenge and Be Strong International. We also promote VolunteerMatch, connecting our employees to hundreds of virtual volunteer opportunities in cause areas like health, education and community building.

World Kinect Corporation 2026 Proxy Statement	31

Corporate Governance

Some of the other charities in which we have participated recently include:

•
Boys and Girls Clubs of Miami-Dade;
•
Red Cross;
•
Muscular Dystrophy Association (MDA);
•
Jet Blue Swing for Good, which supports youth-oriented charities; and
•
Electriciens sans frontières.

Director Compensation and Ownership Guidelines

Director Fees Earned or Paid in Cash

Non-management directors earn fees for their services that are paid in cash on an annual basis. If a non-management director does not serve a full year in a position or if a committee is disbanded midyear, such fees are paid on a pro-rated basis. The current fee structure for our non-management directors serving during the 2025-2026 term is as follows:

•
the annual fee payable to non-management directors for their service on the Board is $100,000;
•
the additional fee payable to the Lead Independent Director is $40,000 per year;
•
the additional fee payable to members of the Audit Committee is $15,000, while the additional fee payable to members of the Compensation Committee is $10,000 per year and the additional fee payable to members of the Nominating Subcommittee is $5,000 per year for service on the subcommittee; and
•
the additional fee payable to the Chair of the Audit Committee is $35,000 per year, the additional fee payable to the Chair of the Compensation Committee is $30,000 per year, the additional fee payable to the Chair of the Governance Committee is $20,000 per year and the additional fee payable to the Chair of the Nominating Subcommittee is $15,000 per year.

Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

Equity Awards

In 2025, the Board granted each non-management director $175,000 worth of restricted stock units (“RSUs”) for board service and to each member of the Governance Committee, an additional $10,000 in RSUs as the fee for service on the Governance Committee. In addition, the Chair of the Audit Committee was granted an additional $15,000 in RSUs as a portion of his fee for serving as Chair, and the Chairs of the Compensation Committee, Governance Committee, Technology & Operations Committee, Sustainability and Corporate Responsibility Committee and Nominating Subcommittee each received an additional $10,000 in RSUs as a portion of their fees for serving as Chair of the respective committees. If a non‑management director was appointed after the annual grant date, the value of their RSU award was pro-rated based on the portion of the year served. The RSUs vest on the earlier of (i) the day prior to the annual meeting that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 100% of the underlying shares will be issued. Our 2025 Omnibus Plan (the “2025 Plan”) includes limits on equity awards that may be granted to non-management directors.

For the 2025–2026 term, Mr. Bakshi received 7,452 RSUs, Mr. Manley received 7,271 RSUs, Messrs. Roddenberry and Benitez and Ms. Cherwoo each received 7,089 RSUs, Messrs. Kassar and Kottkamp each received 6,725 RSUs, Mr. Stebbins received 6,362 RSUs, Mr. Piper received 5,737 RSUs and Ms. Smith received 4,259 RSUs.

The following table summarizes the compensation paid by us to our non-management directors for services rendered during 2025. Directors who are employed by us do not receive additional compensation for serving as directors.

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Corporate Governance

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)

Ken Bakshi	175,000	205,005	380,005

Jorge L. Benitez	180,389	195,018	375,407

Sharda Cherwoo	145,000	195,018	340,018

Richard A. Kassar(3)	132,500	185,005	317,505

Jeffrey M. Kottkamp	77,472	205,684	283,156

John L. Manley	162,500	200,025	362,525

Greg Piper	50,269	162,058	212,327

Stephen K. Roddenberry(3)	147,111	195,018	342,130

Jill B. Smart	47,056	—	47,056

Andrea Smith	20,699	113,545	134,244

Paul H. Stebbins	107,500	175,019	282,519

1.
The amounts shown in this column represent the estimated aggregate grant date fair value of the RSU awards granted to the non-management independent directors in 2025. The estimated aggregate grant date fair value of these awards is based on the grant date fair market value of our common stock, as defined in the 2025 Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 11 to the notes to the consolidated financial statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2025.
2.
The aggregate number of RSUs and stock units held by each non-management director serving as at December 31, 2025 was as follows:

Name	RSUs	Total Units(a)

Ken Bakshi	24,131	24,131

Jorge L. Benitez	7,089	7,089

Sharda Cherwoo	7,089	7,089

Richard A. Kassar(3)	23,404	23,404

Jeffrey M. Kottkamp	6,725	6,725

John L. Manley	9,020	9,020

Greg Piper	5,737	5,737

Stephen K. Roddenberry(3)	23,768	23,768

Jill B. Smart	—	—

Andrea Smith	4,259	4,259

Paul H. Stebbins	6,362	6,362

a.
For a discussion of the applicable vesting terms of these RSUs and stock units, please see the “Security Ownership of Certain Beneficial Owners and Management” table and related footnotes for each director beginning on page 69.
3.
Mr. Kassar and Mr. Roddenberry will not stand for reelection to the Board at the Annual Meeting.

Director Stock Ownership Guidelines

After joining the Board, each non-management director is required to accumulate ownership in our common stock over a five-year period of at least five times their annual fee for service on the Board, or $500,000. All of our non-management directors are in compliance with these guidelines. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

World Kinect Corporation 2026 Proxy Statement	33

Information Concerning

Executive Officers

The following table sets forth certain information with respect to our current executive officers and lists their current titles. A summary of the background and experience of Messrs. Rau, Tejada and Kroll are set forth in the paragraphs following the table. The background and experience of Messrs. Birns and Kasbar are described above in the section titled “Proposal No. 1—Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer

Ira M. Birns Chief Executive Officer	63	2007

John P. Rau President	63	2016

Mike Tejada Executive Vice President and Chief Financial Officer	50	2021

Michael Kroll Senior Vice President and Chief Accounting Officer	51	2025

Michael J. Kasbar Executive Chairman	69	1995

JOHN P. RAU has served as our President since January 2026. Mr. Rau previously served as Chief Operating Officer in 2025, and prior to that as Executive Vice President of Global Aviation and Marine since 2016 and assumed responsibility for Global Land in 2022. Previously, he served as our Executive Vice President of Aviation from April 2014 and as our Senior Vice President of Aviation Americas from October 2011 to April 2014. Prior to joining the Company, Mr. Rau held leadership roles at American Airlines and United Airlines, including as Managing Director at American Airlines from 1995 to 2011, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American’s supplier diversity program.

MIKE TEJADA has served as our Executive Vice President and Chief Financial Officer since October 2025. Prior to that, Mr. Tejada served as the Company’s Senior Vice President and Chief Accounting Officer since 2021, as Senior Vice President, Core Finance from 2018 to 2021, as Vice President, Supply & Trading Finance from 2016 to 2018 and as Vice President, Global Product Control from 2015 to 2016. Prior to joining the Company, he served as the Head of Finance, Americas for Noble Group Limited where he oversaw the accounting, product control, and financial planning and analysis functions. Before Noble Group, he worked for nine years at Constellation Energy, Inc. in various controller and financial planning and analysis roles. He has more than 20 years of energy commodity experience within finance.

MICHAEL KROLL has served as our Senior Vice President and Chief Accounting Officer since November 2025. Prior to that, Mr. Kroll served as the Company’s Vice President and Global Controller since 2021, and prior to that as the Company’s Vice President of Commercial Accounting from 2017 to 2021. Prior to joining the Company, Mr. Kroll most recently served as Vice President and Division Controller for Buckeye Partners from 2015 to 2017 where he was responsible for Buckeye’s Supply and Trading and Regulated Pipeline segments.

34	World Kinect Corporation 2026 Proxy Statement

Letter from the Chair of the Compensation Committee

Dear Fellow Shareholders,

As the Chair of the Compensation Committee, I would like to thank you for your investment in World Kinect and your continued support for the executive leadership team and the Company’s Board of Directors.

Strong Shareholder Support

At our 2025 Annual Meeting, approximately 95% of our shareholders approved of our executive compensation program and voted in favor of our 'say-on-pay' proposal. The Committee considers this as a strong endorsement for our Shareholder outreach and pay-for-performance philosophy.

Our commitment to aligning executive incentives with long-term shareholder value remains at the core of our approach. With this in mind, we maintained the existing structure of our compensation program for the 2025 fiscal year.

As discussed in Proposal 2 of this Proxy Statement, we are conducting a say-on-pay vote this year that requests your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in the Compensation Discussion and Analysis and in the tables and accompanying narrative.

Executive Transitions

A key focus for the Committee this year was the successful transition of our leadership team. Following the implementation of our succession plan in October of 2025, we established an updated compensation framework for our new CEO Ira Birns, President John Rau and CFO Mike Tejada to reflect their expanded responsibilities. In designing these packages, we remained committed to our pay-for-performance philosophy, ensuring that a significant majority of our new Team’s target compensation is 'at-risk' and tied to the creation of long-term shareholder value.

Refining Our 2026 Executive Compensation Program

To further strengthen the link between executive pay and shareholder returns, the Committee has implemented a pivotal enhancement to our 2026–2028 Long-Term Incentive Plan. While we continue to emphasize fundamental profitability through a cumulative Adjusted EPS growth target, we are replacing the internal ROIC modifier with a relative Total Shareholder Return (rTSR) modifier. This change ensures that final compensation payouts are directly connected to our stock's performance relative to our peers, requiring our leadership to not only meet internal financial targets but also to deliver superior market returns for our investors.

I am honored to have served the shareholders for another year as Chair of our Compensation Committee, and I remain committed to the goal of operating our executive compensation program to support our strategic priorities, motivate our team to address the challenges of a rapidly transforming energy industry and enhance shareholder value.

Sincerely,

Ken Bakshi, Chair of the Compensation Committee

World Kinect Corporation 2026 Proxy Statement	35

Compensation

Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation policies and practices as they relate to our four NEOs as of December 31, 2025, identified below.

Name	Title[1]
Ira M. Birns	Chief Executive Officer, former President, and former Chief Financial Officer
John P. Rau	President, former Chief Operating Officer, and former Executive Vice President, Global Aviation, Land and Marine
Mike Tejada	Chief Financial Officer, former Chief Accounting Officer
Michael J. Kasbar	Executive Chairman, former Chief Executive Officer

1(i) Mr. Birns assumed the role of Chief Executive Officer and ceased to be the President effective January 1, 2026; (ii) Mr. Rau served as Executive Vice President, Global Aviation, Land and Marine until his promotion to Chief Operating Officer, effective April 25, 2025, and was subsequently appointed President, effective January 1, 2026; (iii) Mr. Tejada was promoted to Chief Financial Officer effective October 24, 2025, at which time Mr. Birns ceased serving as the Chief Financial Officer; and (iv) Mr. Kasbar stepped down from the position of Chief Executive Officer effective December 31, 2025 and remains Executive Chairman.

Executive Summary

Principles of Our Executive Compensation Program

Our executive compensation program is designed to attract and retain our executives and motivate them to deliver results that support our growth strategy. We structure our executive compensation program to help directly align our compensation levels with current and future performance that creates value for our shareholders, employees, customers and other stakeholders. Consistent with that objective, we select performance metrics and targets that we believe, if achieved, will translate into strong financial performance both in the short- and long-term, resulting in positive returns for our shareholders and other stakeholders.

2025 Executive Compensation Highlights

PHILOSOPHY AND POLICY REVIEW

In 2025, the Compensation Committee undertook a comprehensive review of the Company’s executive compensation framework to ensure continued alignment with our strategic priorities, market practices, and shareholder expectations. This work included a thorough evaluation and refinement of our compensation philosophy to reinforce pay‑for‑performance alignment and support long‑term value creation. The Compensation Committee also reviewed and amended the Executive Severance Policy (as defined below) to strengthen governance, enhance consistency, and better reflect current best practices. In addition, the Compensation Committee approved updates to the Executive Stock Ownership Policy to further promote long‑term share ownership and alignment with shareholders. These enhancements became effective January 15, 2026 and are described in further detail on pages 51 and 52.

36	World Kinect Corporation 2026 Proxy Statement

Compensation Discussion and Analysis

NEO EXECUTIVE COMPENSATION CONTINUES TO BE PREDOMINANTLY AT RISK AND PERFORMANCE-BASED

For 2025, 86% of the Chief Executive Officer’s target compensation was at risk, and 73% of our other NEOs’ target compensation was at risk, with compensation value tied specifically to our stock price performance and/or achievement of rigorous, pre-established performance metrics.

CHIEF EXECUTIVE OFFICER	AVERAGE OF OTHER NEOS

NO CHANGES TO NEOs’ 2025 TOTAL TARGET COMPENSATION

In consultation with Compensation Strategies, Inc., its independent compensation consultant, the Compensation Committee determined not to increase the target total compensation package for 2025 for Messrs. Birns, Rau and Kasbar.

2025 PERFORMANCE METRICS

The 2025 Annual Incentive Program (“2025 AIP”) continues to use a weighting of 75% financial performance metrics and 25% strategic objectives. Strategic objectives for 2025 remained streamlined with each objective weighted according to the Compensation Committee’s assessment of its importance to our long‑term ability to create shareholder value.

For the Performance‑Based Restricted Stock Units (PRSUs) granted in respect of the 2025-2027 period, the most significant change was the transition from a performance measure based on an Adjusted EPS target measured at the end of the three-year performance period to a three‑year average Adjusted EPS target measured based on the achievement of annual Adjusted EPS targets for each of the three years. Additionally, the ROIC modifier was changed from a single year growth target to a three-year average target. It was determined that this updated design would provide a more balanced evaluation of sustained performance over the full three-year measurement period.

2025 ANNUAL CASH INCENTIVE PAYOUTS WERE BELOW TARGET

Payouts for Messrs. Birns, Rau and Kasbar under the 2025 AIP were earned at 50% of target overall: the financial component was earned at 36% of target and strategic objectives were earned at 90% of target.

2023-2025 PERFORMANCE-BASED RESTRICTED STOCK UNITS WERE FORFEITED

As our 2025 Adjusted EPS fell below the minimum performance threshold, the 2023–2025 PRSUs, with grant date values of $930,000 each for Messrs. Birns and Rau and $2,700,000 for Mr. Kasbar, were forfeited in full at the end of the performance period, underscoring our commitment to aligning pay outcomes with shareholder results.

World Kinect Corporation 2026 Proxy Statement	37

Compensation Discussion and Analysis

2025 Performance Highlights

WE CONTINUED TO TRANSFORM OUR OPERATIONS IN 2025

Throughout the year, we took deliberate actions to advance our strategic objectives by divesting or exiting certain non-core and underperforming businesses. We believe these actions are aligned with our goal to achieve our medium-term targets, specifically for operating margin and free cash flow. We generated $293 million in operating cash flow in 2025, which enabled us to return $126 million to shareholders through dividends and share repurchases. We remain committed to our medium-term objectives, taking strategic actions to drive growth and increase profitability through improving operating efficiencies.

2025 Full-Year Performance

Adjusted EBITDA(1) $ MM	Operating Cash Flow $ MM	Capital Return to Shareholders(2) $ MM

1.
Adjusted EBITDA is a non-GAAP financial measure. Please see page 85 for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.
2.
Consists of share repurchases and dividends.

38	World Kinect Corporation 2026 Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Practices

We are committed to sound executive compensation policies and practices, as highlighted in the following table.

Rigorous performance targets and metrics

Both the achievement and formulaic payout calculation of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) performance under our 2025 AIP were below target. 2023-2025 PRSUs and the 2022 Transformational Equity Awards were forfeited as the applicable threshold performance levels were not achieved.

Multi-year vesting and performance periods	Our service-based restricted stock units (“RSUs”) are generally subject to three-year vesting periods. Our PRSUs generally have three-year performance periods.

Prohibition on hedging, and short sales	We prohibit short sales and hedging of shares by executives. Pledged shares do not count towards compliance with our stock ownership guidelines.

Stock ownership and retention guidelines

We have robust stock ownership guidelines for our NEOs that provide for a seven times annual base salary requirement for our CEO, five times annual base salary requirement for our President, and three times annual base salary requirement for our CFO, COO and other executive officers. In addition, our executive officers are required to retain 50% of any net shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier).

No repricing	We do not allow repricing or buy-outs of underwater stock options or stock appreciation rights without shareholder approval.

Clawback policy

We have a clawback policy that complies with SEC rules and NYSE listing standards for our Section 16 officers, including the NEOs, for the recovery of certain erroneously awarded performance-based incentive compensation.

No extensive perquisites	We do not provide extensive perquisites to our NEOs.

No tax gross-ups on perquisites or change of control benefits	We do not provide tax gross-ups on perquisites or change of control benefits.

Double-trigger change of control provisions, with no liberal change of control definitions	We have double-trigger change of control provisions in employment arrangements and for the acceleration of equity awards. These arrangements do not contain liberal change of control definitions.

No pension or other supplemental benefits	We do not provide defined benefit pension or supplemental retirement plan benefits.

Annual compensation risk assessment	The Compensation Committee oversees an annual risk assessment of our compensation program.

Independent compensation consultant	The Compensation Committee directly retains an independent compensation consultant that reports directly to the Compensation Committee.

World Kinect Corporation 2026 Proxy Statement	39

Compensation Discussion and Analysis

Overview of the 2025 Executive Compensation Program

Compensation Philosophy

Our executive compensation programs are designed to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability; (ii) focus on rewarding performance that increases shareholder value; (iii) link executive compensation to our long-term strategic objectives; and (iv) align executives’ interests with those of our shareholders.

Elements of Compensation

Our Compensation Committee uses a variety of compensation elements (annual base salary, annual incentive program, and LTIP) to establish individual target TDC for each of our NEOs. For 2025, the Compensation Committee has continued the strong focus it has had for many years on shareholder-alignment, maintaining the same program as in 2024, with the exception of the refinement to our performance‑based RSU target‑setting methodology, shifting from single‑year Adjusted EPS and ROIC goals to three‑year average metrics. The table below provides an overview of our 2025 compensation program elements, along with the purpose and material terms of each of these elements.

Element				Purpose	Form of Payout	Material Terms
Fixed		Annual Base Salary		Provide a competitive level of fixed compensation	Cash	Reflects internal pay equity considerations and may be increased periodically based on factors such as market conditions, changes in roles or expansion of duties
Variable	Short-Term	Annual Incentive	Profitability Metric	Motivate executives to achieve superior financial performance over a one-year period	Cash	Represents 75% of AIP
		Program (AIP)				Earned based on achievement of Adjusted EBITDA
Payouts against target range from 35% at threshold to 200% at maximum
			Strategic Objectives	Motivate and reward achievement of strategic	Cash	Represents 25% of AIP
				goals that contribute to our long-term growth and		Earned based on pre-established and Board-approved strategic objectives
				operational excellence		Payouts capped at 100% of target
	Long-Term	Annual Long-	PRSUs	Incentivize executives to	Equity-based	Represents 60% of annual LTIP award
		Term Incentive		sustain long-term		Vests after a 3-year performance period
		Program (LTIP)		performance		Earned based on three-year average of Adjusted EPS, with a modifier based on a three-year average of Adjusted ROIC
Payouts against target range from 40% at threshold to 200% at maximum
Subject to retention policy, 50% of the shares received net of taxes are required to be held for 3 years post-vesting
			RSUs	Provide a retention incentive that promotes	Equity-based	Represents 40% of the annual LTIP award
				sustained stock ownership		Vest ratably over 3 years
				and alignment with stock price performance		Subject to retention policy, 50% of the shares received net of taxes are required to be held for 3 years post-vesting

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Compensation Discussion and Analysis

Annual Base Salary

The Compensation Committee generally considers compensation data from the Company’s compensation comparison companies in evaluating the appropriate level of base salaries for our NEOs. Typically, when considering an adjustment to an NEO’s base salary, the Compensation Committee reviews the survey data—provided by its independent compensation consultant—and evaluates the NEO’s position relative to the market, level of responsibility, experience, internal placement and overall performance. The Compensation Committee also generally considers the NEO’s success in achieving business objectives, promoting our values and overall contribution to success, improving health and safety, demonstrating leadership and achieving specific individual performance goals.

The table below shows base salaries for our NEOs.

	Annual Base Salary

NEO	2024 ($)	2025 ($)	Difference ($)

Birns	700,000	700,000	No change

Rau	700,000	700,000	No change

Tejada(1)	N/A	575,000	No change

Kasbar	1,000,000	1,000,000	No change

1 Mr. Tejada was promoted to Chief Financial Officer on October 24, 2025, at which time his base salary was increased to $575,000.

Annual Incentive Program (“AIP”)

We pay performance-based annual cash incentive awards to our executives to foster a results-driven, pay-for-performance culture, and to align executives’ interests with those of our shareholders. Annual cash incentive awards are earned according to the achievement of a Company-wide financial metric and Company-wide strategic objectives. Our Compensation Committee selects performance metrics that it believes support our strategy and strike a balance between motivating our executives to increase near-term financial and operating results and driving sustainable long-term growth and value for shareholders.

For the 2025 AIP, the Compensation Committee continued to use a combination of Adjusted EBITDA performance and strategic objectives that the Compensation Committee believes will contribute to sustainable growth over the long term. The Compensation Committee believes that Adjusted EBITDA continues to be the appropriate metric as it is a strong indicator of our business’ financial performance and is one of the key financial metrics provided to our investors as measurements of our current and future operational success. In order to foster a culture of collaboration with a shared focus and commitment, the Compensation Committee determined that it would continue to utilize Adjusted EBITDA as the financial performance metric for our NEOs’ 2025 AIP awards.

Weighting of Performance Metrics in 2025 Annual Incentive Program

The Compensation Committee continued with the same weighting of the financial performance metric (Adjusted EBITDA) in the 2025 AIP of 75%, and the strategic objectives weighting of 25%. The Compensation Committee believes that this weighting is consistent with best practice and appropriate in light of our continued focus on operating efficiency and driving sustained growth.

While the Adjusted EBITDA performance is subject to a maximum payout of 200%, the strategic objectives are subject to a maximum payout of only 100%, resulting in an effective combined maximum payout of 175% for 2025 AIP awards. Following the end of the performance year, the Compensation Committee determines the extent to which the financial and strategic objectives have been met and any subsequent amounts to be paid out.

World Kinect Corporation 2026 Proxy Statement	41

Compensation Discussion and Analysis

Annual Cash Incentive Opportunity

The table below reflects 2025 AIP target annual cash incentive opportunity amounts for our NEOs, which remain unchanged from 2024:

	2025 Annual Cash Incentive Opportunity

NEO(1)	Adjusted EBITDA Performance (75%) ($)	Strategic Objectives (25%) ($)	Total ($)	% Change from 2024 to 2025

Birns	562,500	187,500	750,000	No change

Rau	562,500	187,500	750,000	No change

Kasbar	1,312,500	437,500	1,750,000	No change

(1)
Mr. Tejada was promoted to Chief Financial Officer effective October 24, 2025. For the full 2025 fiscal year, he participated in the Corporate Annual Incentive Plan, a discretionary bonus program for employees below the NEO level, with payouts tied to Adjusted EBITDA and overall Company performance. Beginning with the 2026 fiscal year, Mr. Tejada participates in the AIP for NEOs.

2025 AIP Performance Determinations

Adjusted EBITDA Performance Assessment

The process used to set annual Adjusted EBITDA targets starts with a review of our plans and projections following bottom-up planning from the field. Adjusted EBITDA targets may increase or decrease year-over-year, taking into account, among other things, industry conditions in the markets we serve, our expectations about commodity prices and other costs related to the products and services we offer, our cash requirements and activity growth potential, as well as assumptions relating to our acquisition and divestiture activities.

For 2025, the target performance level was set at $380 million, with threshold level of performance set at 88% of target and maximum at 116%. A curvilinear approach was used to determine payouts between performance levels. Actual Adjusted EBITDA for 2025 was determined to be $336.2 million (approximately 88% of target), resulting in an initial payout determination of approximately 36% of target for the Adjusted EBITDA performance portion of the 2025 AIP.

				Initial

Performance Level (Payout %)	Threshold (35%)	Target (100%)	Maximum (200%)	Actual (1)	Achievement % (vs. Target)	Payout (%)

Adjusted EBITDA (% of Target)	$335.0M (88%)	$380.0M (100%)	$440.0M (116%)	$336.2M	88%	36%

1.
Adjusted EBITDA is a non-GAAP financial measure. Please see page 85 for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

Strategic Objectives Performance Assessment

The Compensation Committee also rewards NEOs based on their achievement against strategic objectives (pre-established objectives that support key strategic and operational areas of focus). The cash amount payable for strategic objectives in 2025 represents 25% of the target AIP award for each NEO and cannot exceed that amount.

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Compensation Discussion and Analysis

For 2025, the Compensation Committee, in consultation with the NEOs, established three strategic objective categories which applied to all NEOs—Portfolio, People and Platform. Within each category, individual weightings were assigned to each objective (and sub-objective, as applicable), adding up to 25% in total (equal to a proportion of target AIP award). The weighting for each category was determined by the Compensation Committee based on their assessment of the overall importance and contribution of the objective to Company performance:

Category	Weighting (% of Target AIP)

Portfolio	15%
People	5%
Platform	5%
Total	25%

Performance against the objectives was measured throughout the year and reported to the Compensation Committee. During the first quarter of 2026, the Compensation Committee evaluated final performance against the strategic objectives and, based on that evaluation, assigned an overall rating for each objective, which corresponded to a payout percentage, in accordance with the following rating scale (unchanged from 2024):

Rating	Payout %
Met Expectations	100%
Mostly Met Expectations	80%
Partially Met Expectations	60%
Did Not Meet Expectations	0%

As a result of its assessment, the Compensation Committee approved a payout at 90% of target of the strategic objectives for each of the NEOs (out of a maximum of 100%), which aligned to the weighted average of the objective payout percentages as shown in the chart below.

Category & Description	Weighting %	Compensation Committee Rating (Payout %)

Portfolio Optimize portfolio through capital and resource allocation.	15%	Met Expectations (95%)

People Organize people in accordance with common operating models to fit the go-forward portfolio.	5%	Mostly Met Expectations (85%)

Platform Fortify and refine operating platforms in the Aviation and Marine segments and continue to enhance functional platforms to better manage risk and cost control and maximize operating leverage.	5%	Mostly Met Expectations (80%)

Overall Strategic Objectives Payout % (weighted average of individual objective payout percentages)		90%

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Compensation Discussion and Analysis

Annual Long-Term Incentive Program

As in prior years, for the 2025 LTIP, the Compensation Committee approved a mix of PRSUs and RSUs to balance retention and alignment with long-term value creation. The Compensation Committee believes that service-based RSUs, which are tied to a fixed number of shares on the grant date, provide a retention incentive that promotes sustained stock ownership and alignment with stock price performance, while PRSUs incentivize and reward executives for long-term sustained performance. Under the LTIP, the Compensation Committee approves a target LTIP opportunity value, which is denominated in dollars, and then executives are granted PRSUs (that can be earned from 0% to 200% of target) with a fair market value of approximately 60% of the target LTIP opportunity value and RSUs with a fair market value of approximately 40% of the target LTIP opportunity value. The service-based RSUs generally vest annually in equal installments over a three-year period beginning on the first anniversary of the grant date. The PRSUs are generally based on Company performance in respect of selected financial metrics over a three-year period and are earned and vest after the end of the performance period once the Compensation Committee has determined the extent to which the performance goals have been achieved.

The table below shows the 2025 target LTIP opportunity value for each of our NEOs, which is unchanged from 2024 (other than Mr. Tejada who was promoted in October 2025).

	Long-Term Incentive Opportunity

	2025

NEO	Target PRSUs (60%) (1) ($)		Service-Based RSUs (40%) (1) ($)		Total ($)

Birns	930,000		620,000		1,550,000

Rau	930,000		620,000		1,550,000

Tejada	56,250	(2)	168,750	(2)	225,000	(2)

Kasbar	2,700,000		1,800,000		4,500,000

1.
The number of RSUs and target PRSUs awarded is calculated by dividing the respective target LTIP opportunity value by the fair market value as defined in the World Kinect Corporation 2025 Omnibus Plan (“2025 Omnibus Plan”) of our common stock as of the grant date for financial reporting purposes. Please refer to the Grants of Plan-Based Awards table for the actual number of target PRSUs and RSUs granted.
2.
Prior to his promotion to Chief Financial Officer effective October 24, 2025, Mr. Tejada received PRSUs (25% weighting) and RSUs (75% weighting).

PERFORMANCE-BASED RSUs

2025 – 2027 PRSUs

Consistent with prior years, for the 2025-2027 PRSUs awarded under the 2025 LTIP, the Compensation Committee decided to continue to use growth in Adjusted EPS as the primary financial metric, as modified by our Adjusted ROIC to adjust, positively or negatively, the performance level achieved. However, for PRSUs granted in 2025, the Adjusted EPS growth metric was modified to a cumulative growth target by measuring Adjusted EPS for each year of the three-year performance period additively (in the form of a three-year average) rather than measuring Adjusted EPS at the end of the three-year performance period; likewise, the ROIC modifier was changed from a single year growth target to a three-year average target. The Compensation Committee determined that while Adjusted EPS reflected execution of our strategy to grow earnings, Adjusted ROIC measured the efficiency with which our NEOs allocate capital resources to drive that growth, taking into account the quantity of earnings and the quality of earnings and investments that drive sustainable growth and shareholder value. The Compensation Committee decided that utilizing these two metrics (1) was consistent

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Compensation Discussion and Analysis

with the practices of our compensation comparison companies and the broader market and (2) provided executives a consistent and continuous incentive to focus on our long-term growth in Adjusted EPS and to share in increases in our market value, while maintaining effective use of our capital resources. These performance metrics also aligned with our strategic goals of driving sustainable growth, efficiently using our available capital and increasing the value of our common stock for shareholders.

In early 2025, the Compensation Committee determined the threshold, target and maximum Adjusted EPS levels for the 2025 – 2027 performance period based on our rigorous internal targets, with the threshold set at a level higher than the forecasted level, and confidential operating plan, which was developed to support the achievement of our publicly disclosed 2027 financial targets. As in prior years, the Compensation Committee remains committed to disclose a full set of performance ranges and achieved results upon completion of the performance period.

Adjusted EPS targets for all performance levels remained the same except the threshold decreased by 2% from those used for the 2024 – 2026 PRSUs, with the maximum performance set at a level that could only be attained when applicable results are exceptional and justify the higher payout. The Compensation Committee then established the Adjusted ROIC performance levels—which remained the same as the 2024 – 2026 PRSU award levels in the event that performance falls anywhere between the foregoing levels, linear interpolation is applied to determine the appropriate payout.

The table below sets forth the payout ranges for the 2025 – 2027 PRSUs.

	Adjusted ROIC Performance Level

	Below Target ROIC Range	Within Target ROIC Range	Above Target ROIC Range

Threshold	40%	50%	60%

Target	80%	100%	120%

Excellence	120%	150%	180%

Maximum	160%	180%	200%

2023 – 2025 PRSUs

In early 2026, the Compensation Committee evaluated our Adjusted EPS performance and Adjusted ROIC for the 2023 – 2025 performance period against metrics that had been set in early 2023. The Adjusted EPS performance targets were set at difficult-to-attain levels, with threshold and target performance levels (prior to application of the ROIC modifier) set at 10% to 20% above actual 2025 Adjusted EPS of $1.91(1) per share—and maximum performance level at approximately 32% above 2022 actual Adjusted EPS.

The table below shows the payout matrix used to determine amounts earned under the 2023 – 2025 PRSU awards:

Performance Level	Threshold	Target	Maximum	Actual

Adjusted EPS (1)	$2.10	$2.30	$2.70	$1.91

Payout (With ROIC modifier)	(30% - 50%)	(80% - 120%)	(160% - 200%)	0%

The threshold level was not met, and the 2023-2025 PRSU awards resulted in a zero payout.

1.
Adjusted EPS is a non-GAAP financial measure. Please see page 85 for a reconciliation of Adjusted EPS to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

World Kinect Corporation 2026 Proxy Statement	45

Compensation Discussion and Analysis

2022 TRANSFORMATIONAL AWARDS

In November 2022, the Compensation Committee approved a one-time transformational grant to Messrs. Kasbar, Birns and Rau (the “2022 Transformational Awards”). The 2022 Transformational Awards were in the form of PRSUs that were earned from 0% to 200% based on the Company’s absolute TSR over a three-year performance period, with any earned awards vesting 50% on the date of the Compensation Committee’s determination of the achievement of the performance goal and the remaining 50% on the fourth anniversary of the grant date. Due to the special nature of the TSR awards, the target was set at a challenging level.

The table below shows the payout matrix used to determine amounts earned under the 2022 Transformational Awards:

Performance Level	Threshold	Target	Maximum	Actual

Three-year cumulative TSR	29.5%	40.5%	64.3%	7.4%

Payout	50%	100%	200%	0%

The threshold level was not met, and the 2022 Transformational Awards resulted in a zero payout.

PROMOTIONAL EQUITY AWARDS

In connection with their promotions, the Compensation Committee approved promotional equity awards to Messrs. Birns, Rau and Tejada. These one‑time awards are subject to achievement of a performance goal based on a three‑year average Adjusted EPS target of $2.30 in respect of the 2025-2027 performance period. The design does not include interpolation – that is, the awards vest at 100% only if the performance goal is achieved, and 0% if it is not. This structure reinforces the Committee’s intent that the awards be tied directly to sustained long‑term performance.

Changes to the 2026 Executive Compensation Program

To help ensure continued alignment with market best practices during 2025, the Compensation Committee, together with its independent compensation consultant, conducted an extensive comparative review of our executive compensation program with a specific focus on the modifier used for the LTIP. For the comparative review, the Compensation Committee relied on publicly available data from our compensation comparison companies.

Following the review, the Compensation Committee determined to refine our PRSU modifier to connect final payouts directly to our stock’s performance and delivery of superior market returns for our shareholders. Similar to last year, for the 2026 – 2028 PRSUs, the Adjusted EPS growth metric will be a cumulative growth target, measuring Adjusted EPS for each year of the three-year performance period additively (in the form of a three-year average); however, the Adjusted ROIC modifier will be replaced by the Company’s relative TSR (with an absolute TSR cap) against the Russell 2000 Index. The Compensation Committee decided to maintain the same mix of service RSUs (40%) and PRSUs (60%), except for Mr. Kasbar who will receive 100% PRSUs to reflect the Committee’s determination that he should be rewarded primarily in respect of achievement of long-term performance in his role as Executive Chairman.

As of January 1, 2026, the World Kinect Corporation Executive Severance Policy was introduced to standardize the Company’s severance practices. The new policy superseded the World Fuel Services Corporation Executive Severance Policy that was originally adopted in 2016 as well as individual severance agreements that were in effect at the time. We refer to the old and new policies in this Proxy Statement, collectively, as the “Executive Severance Policy”.

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Compensation Discussion and Analysis

Annual Compensation Setting Process

Annually, the Compensation Committee reviews and assesses:

•
each NEO’s responsibilities and role with respect to overall corporate policy-making and strategy, management, operations and administration, as well as the importance of retaining the executive and his or her individual performance;
•
recent and historical financial performance and forecasts for the current and upcoming years, recent stock price movements and other market related impacts, current and expected business conditions, including global oil prices and cost of capital; and
•
the nature, amounts, award terms and mix of all elements of the NEOs’ compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles.

The Compensation Committee also reviews a detailed historical compensation analysis to help ensure that it is fully informed of all the compensation and benefits each NEO has received as an employee. This analysis includes information such as the aggregate amounts realized from prior years’ compensation, the potential future payout scenarios at various levels of achievement—taking into account any outstanding unearned performance-based awards—and the current value (as compared to the grant date fair value) of outstanding equity awards and of each NEO’s shareholdings in our stock (what some commentators call an “accumulated wealth analysis”). However, the Compensation Committee does not specifically use the accumulated wealth analysis as a material factor in determining the NEO’s compensation for a given year.

The Compensation Committee also considers the recommendations of our Chief Executive Officer with respect to setting the compensation of our other executive officers.

Evaluating Compensation Program Design Using Compensation Comparison Companies

We believe our business model is unique and that there are few, if any, companies of a similar size and complexity engaged globally in all of our lines of business. During 2025, the Compensation Committee engaged with its independent compensation consultant to review the compensation comparison group. The compensation comparison group for 2025, shown in the chart below, reflects the replacement of Southwestern Energy Company with Expand Energy Corporation following a merger activity, and the addition of Hess Corporation in light of its strong presence in the international energy sector.

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Compensation Discussion and Analysis

2025 Comparison Companies (n=18)
C. H. Robinson Worldwide, Inc.	Hub Group, Inc.	Range Resources Corporation
Delek US Holdings, Inc.	J.B. Hunt Transport Services, Inc.	Ryder System, Inc.
Expand Energy Corporation	Kirby Corporation	Sysco Corporation
Expeditors International of Washington, Inc.	Landstar System, Inc.	United Natural Foods, Inc.
Hess Corporation	PBF Energy Inc.	W.W. Grainger, Inc.
HF Sinclair Corporation	Performance Food Group Company	XPO Logistics, Inc.

The Compensation Committee used data derived from the compensation comparison group shown above to inform its decisions about NEO compensation including amounts, design and mix of pay components. Although the Compensation Committee believes comparison compensation and performance data can be useful, it does not believe that any comparison group company, whose composition is based solely on our industry classification, revenues, net income and/or market capitalization, is fully reflective of the markets in which we compete for talent. Consequently, the Compensation Committee does not set the executives’ target total direct compensation, or any of the target components of such compensation, at any specific percentile of the comparison group. Rather, it more generally considers, as part of the overall compensation discussion, base salary, as well as the target and actual short- and long-term incentive compensation of the NEOs against the 50th percentile of the comparison group. For 2026, the Compensation Committee, based on the recommendation of its independent compensation consultant, has relied on the same compensation comparison group of companies. The Compensation Committee also took the consultant’s recommendation to introduce the Russell 2000 Index as a comparator group for the 2026 PRSUs for the rTSR metric.

Role of Independent Compensation Consultant

In connection with the setting of 2025 executive compensation, the Compensation Committee engaged and received advice and assistance from its independent compensation consultant, Compensation Strategies, Inc. Compensation Strategies, Inc. provides services solely to the Compensation Committee and reports directly and exclusively to the Compensation Committee. The Compensation Committee has assessed the independence of Compensation Strategies, Inc. pursuant to SEC and NYSE rules and the guidelines of its Charter and concluded that Compensation Strategies, Inc.’s work for the Compensation Committee does not raise any conflicts of interest.

48	World Kinect Corporation 2026 Proxy Statement

Compensation Discussion and Analysis

For 2025, Compensation Strategies, Inc. provided assistance to the Compensation Committee generally as follows:

•
assisted in the preparation and review of quantitative analysis used in the compensation setting process;
•
assisted in reviewing the compensation comparison companies group for 2025;
•
assisted in developing a competitive analysis of our NEO compensation and provided recommendations for the 2025 compensation for our NEOs, including the design of the NEOs’ annual and long-term compensation plans;
•
performed a competitive analysis of compensation levels for non-employee directors and provided recommendations for our director compensation program;
•
reviewed the Compensation Discussion and Analysis in the annual proxy statement;
•
advised on amendments to the Executive Severance Policy and the Stock Ownership Guidelines;
•
advised generally on agreements or other documents the Compensation Committee was asked to approve; and
•
provided updates on regulatory developments and market trends related to executive compensation.

Employee Benefits and Executive Perquisites

Other Benefits and Perquisites

Our NEOs are eligible for the same health and welfare benefits as are generally available to all our eligible employees during active employment. These benefits include medical, dental, vision, short- and long-term disability, term life insurance and accidental death and dismemberment coverage. Our NEOs also receive additional Company-paid individual disability insurance coverage and executive life insurance coverage that is available for all officers at the vice-president level and above, plus (for Messrs. Kasbar and Birns) a portion of the cost of coverage for medical and dental insurance. Additionally, Messrs. Kasbar, Birns and Rau are provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

The total amount of employee benefits and executive perquisites provided to the NEOs during 2025 represents only a small percentage of each NEO’s total compensation and is comprised of those benefits which we believe are necessary to attract and retain executives. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.

Retirement and Deferred Compensation

We maintain the World Kinect Corporation 401(k) Profit Sharing Plan (“401(k) Plan”) to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. For 2025, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan.

We do not maintain any pension, supplemental executive retirement plan or other defined benefit retirement plans for our NEOs. However, we do permit that our NEOs participate in the non-qualified deferred compensation plan, or NQDCP, that we offer to other senior employees based in the United States. As discussed under “Non-Qualified Deferred Compensation” later in this Proxy Statement, pursuant to the NQDCP, participants may defer up to 75% of their base salary and up to 90% of any annual cash incentive award, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDCP.

In addition, Mr. Kasbar also has a deferred compensation balance which arose as a result of his prior employment agreement that provided that any bonus payable to him that would not be deductible under the Internal Revenue Code (the “Code”) for the year earned would be deferred until a fiscal year in which it would be deductible. Payment of the deferred bonus would be made in all events in the year in which Mr. Kasbar’s employment terminates. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.

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Compensation Discussion and Analysis

Severance and Change of Control Benefits

Our Compensation Committee believes that it is important to protect our intellectual capital. We have not, however, had an employment agreement with any of our NEOs except for Mr. Kasbar, whose agreement had been in place since 2008 until its expiration on December 31, 2025.

During 2025, Mr. Kasbar’s change of control benefits were subject to “double-trigger” provisions and he would have received a severance payment only if he was terminated without cause or he terminated for “good reason” within 24 months following a change of control (key terms are defined in the employment agreement). His employment agreement expired on December 31, 2025, and severance payments provided for under the agreement will not be payable until after Mr. Kasbar ceases to be employed by the Company and subject to his continued compliance with restrictive covenants. While Mr. Kasbar remains employed by the Company as Executive Chairman, he and the Company are no longer party to an employment agreement, and he does not participate in the Executive Severance Policy (described below).

Our other NEOs are a party to a severance agreement or participate in our Executive Severance Policy, which provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such arrangements following termination of employment. The Compensation Committee believes that these arrangements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Compensation Committee also believes these arrangements are appropriate and necessary to attract and retain these executives. As of January 1, 2026, the World Kinect Corporation Executive Severance Policy was introduced to standardize the Company’s severance practices, and superseded the World Fuel Services Corporation Executive Severance Policy that was originally adopted in 2016 as well as individual severance agreements that were in effect at the time.

The Compensation Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See “Potential Payments upon Termination of Employment or Change of Control” beginning on page 59 of this Proxy Statement for a discussion of these arrangements and certain compensation and benefits that will be provided in the event of the termination of the employment of our NEOs.

Other Compensation Practices

Clawback Policy

The Company maintains a clawback policy, which requires the Company to clawback erroneously awarded incentive compensation received by covered employees (our Section 16 officers, including our NEOs) during the three fiscal years preceding the date the company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. The requirement is subject to only limited exceptions, and the Company is prohibited from paying or reimbursing the cost of insurance for, or indemnifying, any covered employee against the loss of such recovered compensation. The clawback policy was included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Equity Grant Practices

No stock options were granted in 2025. Equity awards for our NEOs are typically granted in March of each year on or about the 15th or 31st. The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Annual grants of equity awards to directors are made on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding NEOs) are made effective on one of the following quarterly dates per year: February 10, May 10, August 10 and November 10.

50	World Kinect Corporation 2026 Proxy Statement

Compensation Discussion and Analysis

Under the terms of the World Kinect Corporation 2025 Omnibus Plan (the “2025 Omnibus Plan”) and its predecessor equity incentive plans, we are not permitted to cancel outstanding stock options or stock-settled stock appreciation rights (“SSARs”) for the purpose of re-pricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.

Stock Ownership Policies

The Compensation Committee has adopted robust stock retention requirements and stock ownership guidelines to align the interests of our NEOs with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in our success. The Compensation Committee reviews the guidelines and the compliance status on a regular basis.

STOCK RETENTION REQUIREMENT

Our NEOs are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) after they become an executive officer pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be one of our executive officers, if earlier). All our NEOs are in compliance with these retention requirements.

STOCK OWNERSHIP REQUIREMENT

Our NEOs are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level. In January 2026, in connection with the changes within the executive team, including internal promotions and changes in roles, the Compensation Committee reviewed and approved updates to the stock ownership guidelines such that the President is now subject to 5x multiple of base salary, and the CFO along with the other executive officers are subject to 3x multiple of base salary.

Position	Multiple of Base Salary

Chief Executive Officer	7x

Chairman of the Board (if an Executive Officer)	5x

President	5x

Chief Financial Officer and Chief Operating Officer	3x

Other Executive Officers	3x

The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-based RSUs and the earned portion of performance-based awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance-based awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

The Compensation Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the NEOs falling out of compliance due to volatility in the stock price. The Compensation Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reducing or eliminating incentive compensation. Furthermore, the Compensation Committee, in its discretion, may provide waivers, additional time to regain compliance or other appropriate relief on a case-by-case basis due to hardships, such as dispositions due to court-ordered domestic relations orders, or in the event of extreme volatility in our stock price. All of our NEOs, other than Mr. Tejada, were in compliance with the guidelines as of March 31, 2026. Mr. Tejada, who was appointed as Chief Financial Officer effective October 24, 2025 and is newly subject to the guidelines, currently holds eligible vehicles equivalent to 1.9x base salary (compared to the required 3x), and is required to attain the required ownership level by 2030.

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Compensation Discussion and Analysis

Our directors are also subject to stock ownership requirements as described on page 33 of this Proxy Statement under “Director Stock Ownership Guidelines.”

Derivatives, Hedging and Pledging Transactions

We prohibit our directors, executive officers, employees and their respective related persons from engaging in hedging or monetization transactions, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds. We also do not allow our directors, executive officers, and employees to buy or sell publicly traded options based on our common stock or to engage in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of our General Counsel and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer’s respective stock ownership requirement.

Tax and Accounting Considerations

The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences. Furthermore, Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We follow Financial Accounting Standards Board Accounting Standards (“FASB”) Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

Compensation Committee Report

The Compensation Committee is responsible for establishing and administering World Kinect executive compensation programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Ken Bakshi, Chair Richard A. Kassar Greg Piper Stephen K. Roddenberry Andrea Smith April 15, 2026

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Executive

Compensation Tables

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2025, 2024 and 2023 according to the rules promulgated by the SEC:

Name and Principal Position(1)	Year	Salary ($)	Bonus(2) ($)	Stock Awards(3)(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)

Ira M. Birns	2025	700,000	—	2,250,038	371,747	—	37,841	3,359,625

Chief Executive Officer	2024	700,000	—	1,550,023	491,500	—	33,261	2,774,784

	2023	700,000	—	1,550,020	543,000	—	30,291	2,823,311

John P. Rau	2025	700,000	—	2,250,038	371,747	—	30,440	3,352,224

President	2024	700,000	—	1,550,023	491,500	—	29,022	2,770,545

	2023	700,000	—	1,550,020	543,000	—	27,411	2,820,431

Mike Tejada	2025	473,438	315,000	525,014	—	—	54,073	1,367,525

Chief Financial Officer

Michael J. Kasbar	2025	1,000,000	—	4,500,022	867,409	6,091	56,658	6,430,180

Executive Chairman	2024	1,000,000	—	4,500,018	1,146,500	9,531	48,685	6,704,733

	2023	1,000,000	—	4,500,008	1,250,000	9,428	42,807	6,802,243

1.
Titles listed are as of the date of this Proxy Statement. (i) Mr. Birns assumed the role of Chief Executive Officer and ceased to be the President effective January 1, 2026. (ii) Mr. Rau served as Executive Vice President, Global Aviation, Land and Marine until his promotion to Chief Operating Officer, effective April 25, 2025, and was subsequently appointed President, effective January 1, 2026. (iii) Mr. Tejada was promoted to Chief Financial Officer effective October 24, 2025, at which time Mr. Birns ceased serving as the Chief Financial Officer. (iv) Mr. Kasbar stepped down from the position of Chief Executive Officer effective December 31, 2025 and remains Executive Chairman.
2.
The amounts shown were earned under the annual incentive plan for corporate staff members in which Mr. Tejada remained a participant during the entirety of the performance year 2025, notwithstanding his promotion to Chief Financial Officer effective October 24, 2025. Given that payouts under that annual incentive plan are discretionary (with no pre-established performance goals), his calculated amount appears in the bonus column in accordance with proxy disclosure rules.
3.
The amounts shown represent the estimated aggregate grant date fair value of the awards made in the year indicated relating to equity awards granted to the NEOs. The estimated grant date fair value of these awards is based on the fair market value (as defined in our 2025 Omnibus Plan) of our common stock as of the grant date and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 12 to the consolidated financial statements for the 2023 fiscal year, Note 13 to the consolidated financial statements for the 2024 fiscal year, and Note 11 to the consolidated financial statements for the 2025 fiscal year, in each case in Item 15 of the respective Annual Reports on Form 10-K.
4.
For 2025, the Stock Awards column reflects the service-based RSUs and the three-year PRSUs that were awarded in March 2025 and May 2025, as applicable, and reflects an assumption that the required performance goals for the PRSUs will be achieved at target levels, which was determined to be the probable outcome as of the grant date, without regard to forfeitures. The grant date fair values for the PRSUs issued to the NEOs in March 2025 and May 2025, as applicable, assuming achievement of maximum performance are as follows: for Mr. Birns, $1,860,011; for Mr. Rau, $1,860,011; for Mr. Tejada, $112,518; and for Mr. Kasbar, $5,400,027. A determination of the amount of the PRSUs, if any, that will be earned will be made in March 2028. As part of the changes in our executive team, one-time promotional three-year PRSUs were awarded to our NEOs (other than Mr. Kasbar) in June 2025 and October 2025, as applicable. Assuming achievement of performance at target level (100%) being the maximum under the awards, the grant date fair values for these PRSUs are as follows: for Mr. Birns, $700,019; for Mr. Rau $700,019; and for Mr. Tejada $300,005. If the target is not met, there will be no vesting. See “Grants of Plan Based Awards Table” for more information.
5.
This amount reflects an annual cash incentive award earned by each NEO based on pre-established performance objectives.

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Executive Compensation Tables

6.
For 2025, the amount reflects interest accrued for 2025 in connection with a portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, which was deferred pursuant to a provision of his previous employment agreement that provided that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal (the “Kasbar Accrued Interest”). The portion reflected in this column for 2025 is the portion of the Kasbar Accrued Interest that constitutes “above market earnings” within the meaning of the applicable SEC rules for 2025. The full amount of the Kasbar Accrued Interest is reflected in the “Non-Qualified Deferred Compensation” table” on page 58 of this Proxy Statement.
7.
Details of the 2025 amounts are set forth below in the “All Other Compensation Table”:

All Other Compensation Table

Name	Insurance & Health Benefits(1) ($)	Country Club Membership Dues ($)	Matching Contributions to 401(k)(2) ($)	Short-Term Travel and Housing Reimbursement(3) ($)	Total ($)

Ira M. Birns	13,993	13,348	10,500		37,841

John P. Rau	10,781	9,159	10,500		30,440

Mike Tejada	5,209	0	10,500	38,364	54,073

Michael J. Kasbar	14,902	31,256	10,500		56,658

1.
The amounts shown in this column reflect premiums associated with individual disability insurance and executive life insurance, both of which are available for Company management-level employees, and for Messrs. Birns and Kasbar, certain health insurance reimbursements.
2.
The amounts shown in this column reflect our matching contributions under our 401(k) plan, which is available for all our employees. For more information about our 401(k) Plan, please see the discussion under “Retirement and Deferred Compensation” on page 49 of this Proxy Statement.
3.
The amounts shown in this column include short-term travel and housing reimbursement for Mr. Tejada to support his transition to Miami, FL full-time.

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Executive Compensation Tables

Grants of Plan-Based Awards

The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2025:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Committee Approval	Threshold ($)	Target ($)	Maximum ($)	Award Type	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)

Ira M. Birns	n/a	02/12/2025	196,875	562,500	1,125,000	(1)	—	—	—	—	—

	n/a	02/12/2025	—	—	187,500	(2)	—	—	—	—	—

	03/15/2025	02/12/2025	—	—	—	PRSU(3)	13,305	33,262	66,524	—	930,006

	03/15/2025	02/12/2025	—	—	—	RSU(4)	—	—	—	22,175	620,013

	06/05/2025	06/05/2025	—	—	—	PRSU(5)		25,446	—	—	700,019

John P. Rau	n/a	02/12/2025	196,875	562,500	1,125,000	(1)	—	—	—	—	—

	n/a	02/12/2025	—	—	187,500	(2)	—	—	—	—	—

	03/15/2025	02/12/2025	—	—	—	PRSU(3)	13,305	33,262	66,524	—	930,006

	03/15/2025	02/12/2025	—	—	—	RSU(4)	—	—	—	22,175	620,013
	06/05/2025	06/05/2025	—	—	—	PRSU(5)		25,446	—	—	700,019

Mike Tejada	05/10/2025	03/13/2025	—	—	—	PRSU(3)	840	2,100	4,200	—	56,259
	05/10/2025	03/13/2025	—	—	—	RSU(4)	—	—	—	6,299	168,750
	10/24/2025	09/16/2025	—	—	—	PRSU(5)		11,253	—	—	300,005

Michael J. Kasbar	n/a	02/12/2025	459,375	1,312,500	2,625,000	(1)	—	—	—	—	—

	n/a	02/12/2025	—	—	437,500	(2)	—	—	—	—	—

	03/15/2025	02/12/2025	—	—	—	PRSU(3)	38,627	96,567	193,134	—	2,700,013

	03/15/2025	02/12/2025	—	—	—	RSU(4)	—	—	—	64,378	1,800,009

1.
The amounts shown reflect the threshold, target and maximum payouts that could have been earned as annual performance-related cash incentive awards under the 2025 AIP. For 2025, our Adjusted EBITDA resulted in a formulaic earning of the Adjusted EBITDA portion of the incentive at 36% of target. Please see the discussion regarding the compensation programs for the NEOs beginning on page 40 of this Proxy Statement for additional information.
2.
The amounts shown include the maximum payouts that could have been earned as strategic objective cash incentive awards under the 2025 AIP. For 2025, strategic objectives were earned at 90% of maximum. Please see the discussion regarding the compensation programs for the NEOs beginning on page 40 of this Proxy Statement for additional information.
3.
The amounts shown reflect annual PRSU awards that in general can be earned under the LTIP at the threshold, target and maximum levels based on Adjusted EPS, as modified by our Adjusted ROIC performance, for the three-year period beginning on January 1, 2025 and ending on December 31, 2027. Depending on the percentage of Adjusted ROIC achieved for the period, the range of payout based on Adjusted EPS will be as follows: (i) threshold— 40% to 60% of target, (ii) target—80% to 120% of target, and (iii) maximum—160% to 200% of target.
4.
The amounts shown reflect the 2025 annual RSUs granted to our NEOs, which are subject to service-based vesting and generally vest one-third annually beginning in March 2026.
5.
The amounts shown include one‑time promotional PRSU awards granted to Messrs. Birns, Rau and Tejada in connection with their promotions during 2025. These awards are eligible to be earned based on Company performance for the three‑year period beginning on January 1, 2025 and ending on December 31, 2027 using the same Adjusted EPS metric that applies to our annual PRSU awards.
6.
The amounts shown reflect the estimated aggregate grant date fair value of the stock awards based on target levels, which was determined to be the probable outcome as of the grant date, without regard to forfeitures. The estimated aggregate fair value of our stock awards is based on the fair market value (as defined in the 2025 Omnibus Plan) of our common stock as of the grant date and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 11 to the consolidated financial statements for the 2025 fiscal year, included in Item 15 of our Annual Report on Form 10‑K.

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Executive Compensation Tables

Equity awards granted in 2025 are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. More information concerning the terms of the NEOs’ employment agreements and other arrangements, including severance entitlements, is provided under the “Compensation Discussion and Analysis” subsection entitled “Severance and Change of Control Benefits” and under the section entitled “Potential Payments Upon Termination of Employment or Change of Control“. As described more fully in those sections of this Proxy Statement, Mr. Kasbar’s employment agreement expired on December 31, 2025, however, Mr. Kasbar continues to be employed by the Company as Executive Chairman. As a result of Mr. Kasbar’s continued employment with the Company, the termination payments and benefits provided for under his employment agreement that expired on December 31, 2025 will be provided to him in accordance with the terms of that agreement following his separation from service with the Company, subject to his compliance with restrictive covenants.

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Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2025, for our NEOs:

		Option Awards					Stock Awards

									Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards

Name	Equity Award Grant Date	Exercisable (#)	Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Ira M. Birns	03/15/2023	—	—	—	—	—	8,622	$202,013	—	—

	03/28/2024	—	—	—	—	—	15,628	$366,164	—	—

	03/15/2025	—	—	—	—	—	22,175	$519,560	—	—

	03/28/2024	—	—	—	—	—	35,161	$823,822	17,581	$411,911

	03/15/2025	—	—	—	—	—	33,262	$779,329	16,631	$389,664

	06/05/2025	—	—	—	—	—	25,446	$596,200	25,446	596,200

John P. Rau	03/15/2023	—	—	—	—	—	8,622	$202,013	—	—

	03/28/2024	—	—	—	—	—	15,628	$366,164	—	—

	03/15/2025	—	—	—	—	—	22,175	$519,560	—	—

	03/28/2024	—	—	—	—	—	35,161	$823,822	17,581	$411,911

	03/15/2025	—	—	—	—	—	33,262	$779,329	16,631	$389,664

	06/05/2025	—	—	—	—	—	25,446	$596,200	25,446	596,200

Mike Tejada	05/10/2022	—	—	—	—	—	1,388	$32,521	—	—

	05/10/2023	—	—	—	—	—	4,413	$103,397	—	—

	05/10/2024	—	—	—	—	—	5,131	$120,219	—	—

	05/10/2025	—	—	—	—	—	6,299	$147,586	—	—

	05/10/2024	—	—	—	—	—	2,281	$53,444	1,141	$26,722

	05/10/2025	—	—	—	—	—	2,100	$49,203	1,050	$24,602

	10/24/2025	—	—	—	—	—	11,253	$263,658	11,253	$263,658

Michael Kasbar	03/15/2023	—	—	—	—	—	25,032	$586,500	—	—

	03/28/2024	—	—	—	—	—	45,369	$1,062,996	—	—

	03/15/2025	—	—	—	—	—	64,378	$1,508,377	—	—

	03/28/2024	—	—	—	—	—	102,080	$2,391,734	51,040	$1,195,867

	03/15/2025	—	—	—	—	—	96,567	$2,262,565	48,284	$1,131,282

1.
The RSUs generally vest in either three equal annual installments beginning on the first anniversary of the grant date or on a three-year cliff basis (subject to any applicable performance conditions), except as follows: (i) Mr. Tejada's 2022 and 2023 service-based RSU awards vest in eight equal semi-annual installments over four years from the grant date, and (ii) his 2024 and 2025 service-based RSU awards vest in four equal annual installments beginning on the first anniversary of the grant date. In addition, the June 5, 2025 and October 24, 2025 one-time promotional performance awards granted to Messrs. Birns, Rau, and Tejada vest as described below in note (3). All of these RSUs are subject to earlier vesting upon a change of control or qualifying termination of employment.
2.
The amounts in this column are based on the closing price of our common stock on December 31, 2025 of $23.43.
3.
This amount reflects the number of PRSUs that would be earned by the NEO based on the target level of performance (in the case of the June 5, and October 24, 2025 one-time promotional awards) or threshold level (in the case of the 2024 and 2025 PRSUs) for the three-year period beginning with the year of the grant. With the exception of the one-time promotional awards, any earned portion will vest after December 31st of the third year of the performance period, when the Compensation Committee certifies in writing the extent to which the requisite performance level has been achieved for the performance period based upon our audited financial statements, but in no event later than March of that year. The 2023-2025 PRSUs and the 2022 Transformational Awards

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Executive Compensation Tables

were forfeited following the Compensation Committee’s determination that their respective threshold performance levels were not achieved. For the one-time promotional awards for Messrs. Birns, Rau, and Tejada, any earned awards will vest 100% on the date on which the Compensation Committee determines that the performance goal has been achieved following the three-year performance period. The one-time promotional awards are “at-risk” PRSUs that are earned either at 0% or 100% based on our rTSR over a three-year performance period, with TSR measured as the volume-weighted average trading price for the 30 consecutive trading days prior to each of the grant dates and the end of the applicable performance period.

Option Exercises and Stock Vested

The following table sets forth the options that were exercised and stock awards that vested during the year ended December 31, 2025 for our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)

Ira M. Birns	—	—	72,987	2,045,092

John P. Rau	—	—	58,823	1,649,066

Mike Tejada	—	—	7,428	195,537

Michael J. Kasbar	145,349	827,036	203,459	5,701,417

1.
Represents the exercise of stock-settled SARs. The number of shares of common stock reported in this column represents the gross number of shares underlying the SARs, rather than the net number of shares, being 21,507, received by Mr. Kasbar upon exercise, after accounting for the exercise price and taxes.
2.
For the exercise of stock-settled SARs, the value realized is calculated by multiplying (a) the difference between the share price of our common stock at the time of exercise on March 4, 2025, being $29.08, and the SAR exercise price of $23.39 per share by (b) the number of shares of common stock underlying the SARs. The value realized does not represent cash received by each NEO, which may differ based on when the acquired shares are ultimately sold by the NEO.
3.
The amounts shown in this column reflect the number of RSUs that vested for each NEO. Upon vesting, the Company withheld a sufficient number of shares to cover the NEO’s tax liability associated with the vesting. Thereafter, each of the NEOs received the following number of net shares of our common stock: Mr. Birns—46,206; Mr. Rau—37,619; Mr. Tejada—5,102; and Mr. Kasbar—123,395.
4.
The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of RSUs that vested. The value realized does not represent cash received by the NEO; rather, such amount will depend on the price at which the acquired shares are ultimately disposed of by the NEO.

Non-Qualified Deferred Compensation

We offer our executives and other senior employees based in the U.S. an opportunity to defer compensation under our non-qualified deferred compensation plan, or NQDCP. Pursuant to the NQDCP, participants may defer up to 75% of their base salary and up to 90% of any annual bonus, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDCP. Participants can elect from a variety of investment choices for their deferred compensation and gains and losses on these investments are credited to their respective accounts. Deferred amounts are paid in a lump sum, in annual installments over a period of up to ten years, or in a partial lump sum with the balance paid in installments upon termination based on participant elections. However, these payments are accelerated upon a change of control or the death of the participant.

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Executive Compensation Tables

The following table sets forth non-qualified deferred compensation during the year ended December 31, 2025 for the NEOs set forth below.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)

Ira M. Birns	0	—	—

John P. Rau	0	—	—

Mike Tejada	68,844	58,371	482,371

Michael J. Kasbar(1)	0	24,466	345,343

1 Mr. Kasbar’s prior employment agreement provided that any bonuses payable to him that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible (or until the year in which Mr. Kasbar’s employment terminates), and that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, equal to $109,375, was deferred pursuant to that provision of his prior employment agreement and remains unpaid until Mr. Kasbar experiences a separation from service with the Company. The portion of these earnings in the last fiscal year that constitute “above market earnings” within the meaning of the applicable SEC rules, is reflected in the “Summary Compensation Table” on page 53 of this Proxy Statement.

Potential Payments Upon Termination of Employment or Change of Control

Our amended and restated employment agreement with Mr. Kasbar (“Kasbar Agreement”) and executive severance agreement with Mr. Birns (“Birns Agreement”), each provided for the payment of certain compensation and benefits in the event of the termination of the executive’s employment as of December 31, 2025, the amount of which varies depending upon the reason for such termination. In lieu of entering into separate executive severance agreement with other NEOs, our Board adopted the World Fuel Services Corporation Executive Severance Policy (“2016 ESP”) which applied to executives that the Compensation Committee designated as participating executives, including Messrs. Rau and Tejada (“ESP Executive”). The 2016 ESP provided for the payment of certain severance payments and benefits in the event of a termination of such executives’ employment as of December 31, 2025 in certain specified circumstances.

As of December 31, 2025, each of the Kasbar Agreement, the Birns Agreement and the 2016 ESP provided for certain benefits (1) if the NEO’s employment is terminated due to death or disability, (2) if the NEO’s employment is terminated by the Company without “cause” (as that term is defined in the relevant agreement or arrangement) or (3) if the NEO terminates his employment with “good reason” (as that term is defined in the relevant agreement or arrangement, which by definition under the 2016 ESP must occur within two years after a Change of Control has occurred). If the employment of Mr. Kasbar or an ESP Executive was terminated without “cause” or for “good reason” within two years after a Change of Control, then the severance benefits would have been slightly higher. The actual amounts of such payments are set forth in the table below the relevant definitions.

With effect from January 1, 2026, the 2026 ESP superseded the 2016 ESP and all other individual severance arrangements in effect prior to that date, including the Birns Agreement. The 2026 ESP was introduced to standardize the Company’s severance practices.

In addition, the Kasbar Agreement expired in accordance with its terms on December 31, 2025. As Mr. Kasbar remains employed by the Company as Executive Chairman, the severance payment under the Kasbar Agreement will not become payable until after his service is terminated. Mr. Kasbar does not participate in the 2026 ESP.

Termination Without Cause

Kasbar Agreement — Under the Kasbar Agreement, “cause” generally means (i) an act or acts of fraud, misappropriation, embezzlement or material dishonesty by Mr. Kasbar, which result in or are intended to result in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony

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Executive Compensation Tables

conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of Mr. Kasbar to perform his duties under the Kasbar Agreement; (v) a willful and material breach by Mr. Kasbar of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Kasbar Agreement (and in the case of (ii) through (v) the failure to cure such breach); or (vi) a material breach by Mr. Kasbar of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

Birns Agreement — Under the Birns Agreement, “cause” generally means, as reasonably determined by us in good faith, (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the Birns Agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board that are consistent with his position in each case, which he fails to cure promptly; (ii) any willful and material breach of our Code of Conduct or any other Company policy; (iii) Mr. Birns’ gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is any felony or is a misdemeanor involving moral turpitude; or (vi) a material breach of the Birns Agreement which by its nature, cannot be cured under (i).

2016 ESP — Under the 2016 ESP, “cause” generally means, as determined by the Compensation Committee in good faith, (i) the failure by the ESP Executive to perform, in a reasonable manner, his or her duties as assigned by the Company or any subsidiary (or any successor company); (ii) any violation or breach by the executive of his or her employment agreement, consulting or other similar agreement with the Company or any subsidiary (or successor company), if any; (iii) any actual or threatened violation or breach by the ESP Executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any subsidiary (or successor company); (iv) any violation or breach by the ESP Executive of any Company policy; (v) any act by the ESP Executive of dishonesty or fraud that injures the reputation or business of, or causes harm to, the Company or any subsidiary (or successor company); (vi) the conviction of, or entry of a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; or (vii) the ESP Executive’s impeding of, interfering with, or failing to reasonably cooperate with an investigation authorized by the Company or any subsidiary or affiliate. In the event of a change of control, upon and during the two years following such change of control, clauses (i)-(v) above will be deemed to have the term “materiality” inserted as a qualifier to each instance of violation, breach or other misconduct by the ESP Executive.

None of the agreements or arrangements provide for any payment of severance or other post-termination benefits in the case of a termination for “cause,” although our NQDCP requires repayment of prior earnings that have been deferred irrespective of the basis for employment being terminated and our paid-time-off policy provides that all employees are entitled to their accrued but unused vacation upon termination.

Termination for Good Reason

Kasbar Agreement — Under the Kasbar Agreement, “good reason” means (i) any reduction in the annual base salary of Mr. Kasbar to a level that is less than 85% of Mr. Kasbar’s base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent failure that is remedied by us; (ii) following a change of control, our failure to provide Mr. Kasbar his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by Mr. Kasbar in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require Mr. Kasbar to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor’s agreement to perform and assume the Kasbar Agreement; and (v) without the express prior written consent of Mr. Kasbar, assigning Mr. Kasbar any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status.

Birns Agreement — The definition of “good reason” in the Birns Agreement means the occurrence of any of the following (i) the assignment of any duties to the executive that are materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith and that is thereafter remedied by us; (ii) any reduction in, or failure to pay his base salary other than a reduction or failure remedied by us; (iii) within two years after the occurrence of a change of control, any failure by us to provide the executive with bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require the executive to be based at any office or location outside of Miami-Dade or Broward County, Florida.

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Executive Compensation Tables

2016 ESP — The definition of “good reason” under the 2016 ESP is substantially the same as the definition included in the Birns Agreement, except that the events have to have occurred within two years after a “Change of Control” (as defined in the 2016 ESP). Specifically, an ESP Executive will have the ability to terminate his or her employment with “good reason” upon the happening of any of the following within two years after a “Change of Control”: (i) the assignment to the executive of any duties materially inconsistent with his or her position, authority, duties or responsibility or any other action by us that results in a material diminution in his or her position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied by us; (ii) any reduction in, or failure to pay the executive’s base salary other than a reduction or failure remedied by us; (iii) any failure by us to provide the executive his or her bonus (under any incentive plan) and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the executive in the calendar year immediately preceding the change of control, other than a failure by us not occurring in bad faith or a failure by us that would not result in a material negative change to the executive; or (iv) if we require the executive to be based at any office or location that is not our corporate headquarters or outside of Miami-Dade or Broward County, Florida. In addition, “good reason” does not include any circumstances that are remedied by us after notice from the executive or the executive does not actually terminate employment within 6 months of the initial existence of any of the circumstances in (i)-(iv) above.

Change of Control

Under the Kasbar Agreement, the Birns Agreement and the 2016 ESP, a “change of control” is in general deemed to have occurred if (i) any person or “group” (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least (a) 30% (in the case of the 2016 ESP) or (b) 20% (in the case of the Kasbar Agreement or the Birns Agreement) of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in (a) the holders of our common stock prior to the event owning, directly or indirectly, less than 51% of the total voting power of the capital stock of the surviving entity or (b) in the case of the Kasbar Agreement, at least a majority of the members of the Board of Directors of the entity resulting from such transaction are not members of the Board at the time of the execution of the initial agreement or the action of the Board providing for such transaction; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director whose election, or nomination for election, was approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; or (iv) we are liquidated or dissolved or we sell all or substantially all of our assets. In addition, the Kasbar Agreement provides that a change of control is deemed to have occurred, if we enter into an agreement or series of agreements or our Board passes a resolution that will result in the occurrence of any of the matters listed in (i)-(iv) above and Mr. Kasbar’s employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the occurrence of any of the foregoing matters in (i)-(iv) above; provided further, that such change of control will be deemed to have retroactively occurred on the date of the execution of the earliest of such agreements or the passage of such resolution.

Severance Payments and Benefits

Kasbar Agreement — As set forth below, upon the occurrence of a termination by Mr. Kasbar for “good reason”, by the Company without “cause”, following a “change of control” or non-renewal, we will make the following payments:

(i)
the Accrued Obligations (as defined in the Kasbar Agreement);
(ii)
an amount equal to the product of (A) two (three for a covered termination following a change of control) and (B) the sum of (1) Mr. Kasbar’s base salary and (2) his target bonus, payable over the two-year period following his termination of employment;
(iii)
continued health insurance coverage in effect as of the termination date for Mr. Kasbar and his immediate family until Mr. Kasbar is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity; and
(iv)
a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the two-year post termination restricted period.

Upon the occurrence of a termination by Mr. Kasbar without “good reason”, by the Company for “cause” or by the Company due to Mr. Kasbar’s death or disability, Mr. Kasbar will be entitled to the payments specified in (i) above.

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Executive Compensation Tables

The payments specified in (ii) through (iv) above are conditioned on Mr. Kasbar complying with certain restrictive covenant for two years following his termination of employment. While the Kasbar Agreement expired on December 31, 2025, Mr. Kasbar remains employed by the Company as Executive Chairman. As a result, the severance payments and benefits provided for under the Kasbar Agreement will be paid after his service with the Company terminates, subject to his continued compliance with the applicable restrictive covenants.

Birns Agreement and 2016 ESP — As set forth in the table below, under the Birns Agreement and the 2016 ESP, upon the occurrence of a termination by the Company without “cause” or by the executive for “good reason” we will make the following payments:

(i)
an amount equal to accrued but unpaid base salary and benefits (including accrued but unused vacations) through the date of termination, in the case of Mr. Birns, or Accrued Obligations (as defined in the 2016 ESP) such Accrued Obligations to be paid no later than 60 days after the date of termination, in the case of an ESP Executive;
(ii)
any unpaid bonus for the year prior to the year of termination to be paid on the same date that bonuses are paid to our other senior executive officers;
(iii)
a prorated bonus for the calendar year in which the executive’s employment is terminated, however, no prorated bonus will be paid if the executive’s termination date occurs before the payment of bonuses for the prior calendar year. Any such bonus will be prorated based on the bonus the executive would have earned if he or she had remained employed by us for the entire year. Any such bonus will be paid on the same date that bonuses are paid to our other senior executive officers;
(iv)
continued health insurance coverage in effect as of the termination date for the executive and his or her immediate family, or covered dependents in the case of the 2016 ESP, for a period of up to 18 months. Such coverage will terminate earlier if the executive becomes eligible for health insurance coverage through employment or services provided to another person or entity, or, in the case of the 2016 ESP, if the executive attains the age of 65; and
(v)
in the case of Mr. Birns, a severance payment in an amount equal to two times base salary as of the termination date and, in the case of the 2016 ESP, a multiple (one or two times as determined by the Compensation Committee) of the executive’s base salary as of the termination date, which will be paid, in either case, to each executive in regular payroll installments over a 24-month period following termination.

Upon the occurrence of a termination due to death or disability, Mr. Birns will be entitled to the payments specified in (i)-(iii) above and, under the 2016 ESP, Messrs. Rau and Tejada will be entitled to the payments specified in (i)-(iv) above.

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Executive Compensation Tables

Potential Payments Upon Termination Table

The estimated payments and benefits that would be provided to each of the NEOs pursuant to their respective agreements or the 2016 ESP, as the case may be, as a result of (1) termination by the Company for “cause” or by the executive without “good reason”, (2) termination by the Company without "cause", (3) termination by the executive for “good reason”, (4) termination by the Company without “cause”, or by the executive for “good reason” within two (2) years of a “change of control”, and (5) termination due to death or disability are set forth in the table below. Calculations for this table are based on the assumption that the termination and "change of control" took place on December 31, 2025. In order to receive the benefits set forth below, an executive must satisfy any post-termination obligations and certain restrictive covenants for a specified period of time after the termination event for any cash severance payment to be made. We have the right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

	Severance Payment(1) ($)	Pro-Rata Bonus(2) ($)	Medical Benefits(3) ($)	Total(4) ($)

Ira M. Birns

Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—

Termination by Company Without Cause or by Executive for Good Reason	1,400,000	371,747	55,995	1,827,742

Termination by Company Without Cause or by Executive for Good Reason within two years of a Change of Control	1,400,000	371,747	55,995	1,827,742

Death or Disability	—	371,747	—	371,747

John P. Rau

Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—

Termination by Company Without Cause	1,400,000	203,372	46,466	1,649,838

Termination by Company Without Cause or by Executive for Good Reason(5) within two years of a Change of Control	1,400,000	390,872	46,466	1,837,338

Death or Disability	—	390,872	46,466	437,338

Mike Tejada

Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—

Termination by Company Without Cause	1,150,000	315,000	55,995	1,520,995

Termination by Company Without Cause or by Executive for Good Reason(5) within two years of a Change of Control	1,150,000	315,000	55,995	1,520,995

Death or Disability	—	315,000	55,995	370,995

Michael J. Kasbar

Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—

Termination by Company Without Cause(6) or by Executive for Good Reason	5,500,000	867,409	—	6,367,409

Termination by Company Without Cause or by Executive for Good Reason within two years of a Change of Control	8,250,000	867,409	—	9,117,409

Death or Disability	—	867,409	—	867,409

1.
The amounts in this column are the severance payments payable to our NEOs upon the occurrence of the relevant circumstances. For Messrs. Birns and Rau, this represents a severance payment equal to a multiple of their base salary as of the termination date (based on their actual salary as of December 31, 2025), payable over a 24-month period.

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Executive Compensation Tables

2.
The amounts in this column are the annual incentives payable to the NEO, prorated through the date of termination. Amounts are paid when, and to the extent that, they would have been paid had the NEO’s employment not terminated. For Messrs. Birns and Kasbar, this amount reflects the amounts earned by the executive for the year-ended December 31, 2025. For Mr. Rau this amount reflects the amounts earned by the NEO for the year-ended December 31, 2025, other than any annual incentives that may be earned based on achievement of non-financial objectives, which are payable at target only in the case of death or disability or upon a termination without cause or for good reason within the two-year period following a change of control.
3.
Each NEO is entitled to receive continuation of their medical benefits generally for 18 months following the date of termination. This column reflects the current cost of COBRA premiums for such period and for purposes of this table, we have assumed the maximum premiums would be paid.
4.
The totals in this column do not include (a) additional amounts payable to the executive under the Company’s other employment programs that are applicable to all employees and (b) any amounts that may be realized upon acceleration of outstanding equity to the extent that such executive is terminated, including after a “change of control”. Specifically, in accordance with the Company’s policies, upon any termination, all employees are entitled to certain accrued obligations including salary earned through the date of termination, unreimbursed business expenses incurred in accordance with Company policy and a payment for unused paid time off. In addition, Mr. Kasbar is entitled to receive his non-qualified deferred compensation from a previously earned annual incentive upon any separation from us. Please see “Non-Qualified Deferred Compensation” table beginning on page 58 for an explanation of this amount.
5.
As discussed above, our 2016 ESP defines “good reason” to have occurred only if certain events have happened within two years after a “change of control” has occurred. Consequently, for Messrs. Rau and Tejada, any termination by him of his employment absent a “change of control” would be deemed a Termination without “good reason”.
6.
If Mr. Kasbar’s employment agreement is not renewed at the end of its term, Mr. Kasbar is entitled to the same amount of payments and benefits as if he were terminated without “cause”. However, due to Mr. Kasbar's continued service as Executive Chairman following the expiration of the Kasbar Agreement on December 31, 2025, no such severance payments or benefits are currently being made and will be provided following his separation from service. In addition, Mr. Kasbar’s outstanding equity awards will continue to vest during his service as Executive Chairman and will then be treated in accordance with the terms of the Kasbar Agreement.

Equity Treatment

Our outstanding equity awards are subject to a “double-trigger” in the event of a Change of Control where the awards are replaced or substituted by the acquiror. Consequently, in addition to the amounts set forth in the table above, outstanding equity held by each of the NEOs would only accelerate to the extent that such executive was terminated in the two years following a “change of control”. The Kasbar Agreement also provided that, in addition to the conditions for acceleration set forth above, the outstanding equity held by him will accelerate in case of a termination with “good reason” or the non-renewal of his employment agreement, subject to his compliance with applicable restrictive covenants for two years following his termination of employment. Specifically, (i) our service-based RSUs would vest and (ii) our outstanding performance-based RSUs granted under any LTIP would vest at either target or actual, as determined by the Compensation Committee, depending on the date of termination. The estimated values as of December 31, 2025 were $3,287,088 for each of Messrs. Birns and Rau, $770,027 for Mr. Tejada, and $7,812,171 for Mr. Kasbar.

Our equity award agreements further provide that the outstanding equity awards held by our NEOs will pro-rata accelerate upon a termination without “cause” or upon death or disability. The estimated values of equity awards that would have accelerated as of December 31, 2025 were $1,345,712 for each of Messrs. Birns and Rau and $3,576,795 for Mr. Kasbar. As awards granted prior to Mr. Tejada’s promotion on October 24, 2025 are subject to our award agreements for senior management employees below the NEO level, the estimated values of equity awards that would have accelerated as of December 31, 2025 for him were $16,358 upon a termination without “cause” and $187,501 upon death or disability.

The estimated values were calculated by multiplying the number of accelerated RSUs and PRSUs by the closing price of our common stock on December 31, 2025 of $23.43. The number of PRSUs was determined as if the applicable performance metrics were achieved at 100% of target as of the date of the applicable change of control or termination of service.

64	World Kinect Corporation 2026 Proxy Statement

2	Approval, on a Non-Binding, Advisory Basis, of Named Executive Officer Compensation

INTRODUCTION

The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long-term strategic objectives and (iv) align executives’ interests with those of our shareholders.

Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on a non-binding, advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 36 of this Proxy Statement, and the compensation of our NEOs, as disclosed in this Proxy Statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our NEOs and evaluating our executive compensation principles, policies and procedures.

The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

•
Total compensation is tied to performance. The majority of total executive compensation is variable and delivered on a pay-for-performance basis.
•
Long-term equity compensation aligns executives’ and shareholders’ interests. Our NEOs receive equity awards, which generally have multi-year vesting requirements.

Accordingly, we are asking our shareholders to vote, in an advisory manner, “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED.”

VOTE REQUIRED

The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

The Board of Directors recommends a vote “FOR” adoption of the resolution approving the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section.	“FOR”

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3

Ratification of the Appointment of Independent Registered Public Accounting Firm

INTRODUCTION

The Audit Committee appoints, compensates, retains and oversees our auditors. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm, or “independent auditor,” its qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent auditor.

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, to serve as our independent auditor for 2026. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full committee with input from management.

The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in our best interests and those of our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent auditor for 2026. Although the Board is submitting the selection of PwC to our shareholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If our shareholders do not ratify the selection of PwC as our independent auditor, other independent registered public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our shareholders.

Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

VOTE REQUIRED

The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year.	“FOR”

66	World Kinect Corporation 2026 Proxy Statement

Proposal 3

Fees and Services of PricewaterhouseCoopers LLP

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2025 and 2024, and fees billed for other services rendered by PwC during those periods.

Services Rendered

	2025	2024
	($M)	($M)

Audit Fees(1)	7.2	7.0
Audit-Related Fees	—	—
Tax Fees(2)	1.2	2.0
All Other Fees	—	—
Total	8.4	9.0

1.
These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.
2.
This amount represents fees for tax consulting and compliance services in our U.S. and non-U.S. locations.

Audit Committee Pre-Approval Policy

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee (i) appoints, (ii) negotiates and sets the compensation of and (iii) oversees the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors’ independence. There are two types of pre-approvals under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved by the Audit Committee.

The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and permitted non-audit services to be provided by our independent auditor so long as such services (a) involve fees of less than $100,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC’s independence.

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Proposal 3

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and with PwC, the Company's independent registered public accounting firm the audited consolidated financial statements for the 2025 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

Additionally, the Audit Committee has: (i) received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by PwC is compatible with maintaining their independence and (iii) discussed with PwC their independence from us and our management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2025 fiscal year for filing with the SEC.

In determining whether to reappoint PwC as our independent registered public accounting firm for 2026, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, together with the following factors:

•
PwC’s capabilities to handle the breadth and complexity of our global operations;
•
PwC’s familiarity with our industry, accounting policies, financial reporting process, and internal control over financial reporting;
•
the quality and candor of PwC’s communications with the Audit Committee and management;
•
external data on the firm’s audit quality and performance, including recent PCAOB reports on PwC and its peer firms;
•
the performance of the lead engagement partner and the other professionals on our account; and
•
the appropriateness of PwC’s fees based on the scope of activities.

In light of the Audit Committee’s views on the performance of PwC, it is the Audit Committee’s belief that continuing to retain PwC is in our best interest and those of our shareholders. Consequently, the Audit Committee has appointed PwC as our independent registered public accounting firm for fiscal year 2026 and recommends that shareholders ratify the appointment at the Annual Meeting.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this Proxy Statement.

John L. Manley, Chair Jorge L. Benitez Sharda Cherwoo Richard A. Kassar Jeffrey M. Kottkamp April 24, 2026

68	World Kinect Corporation 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 20, 2026 (the “Reporting Date”), unless otherwise indicated in the footnotes below, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our NEOs for the fiscal year ended December 31, 2025; (iii) each director and nominee for director and (iv) all of our current executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned (2) (#)	Percent (2) (%)

Holding more than 5%

BlackRock, Inc.(3)	8,147,979	15.9

The Vanguard Group, Inc.(4)	6,909,331	13.5

Dimensional Fund Advisors LP(5)	3,976,545	7.7

Brandes Investment Partners, L.P.(6)	3,696,016	7.2

State Street Corporation(7)	3,392,412	6.6

Invesco Ltd.(8)	2,609,828	5.1

NEOs and directors:

Ira M. Birns(9)	207,337	*

John P. Rau(10)	137,782	*

Mike Tejada(11)	23,743	*

Ken Bakshi(12)	52,236	*

Jorge L. Benitez(13)	62,497	*

Sharda Cherwoo(14)	42,447	*

Richard A. Kassar(15)	63,812	*

Jeffrey M. Kottkamp(16)	7,587	*

John L. Manley(17)	56,885	*

Greg Piper(18)	5,737	*

Stephen K. Roddenberry(19)	133,644	*

Andrea Smith(20)	4,259	*

Paul H. Stebbins(21)	133,823	*

Michael J. Kasbar(22)	1,020,846	2.0

All current executive officers and directors as a group (15 persons)(23)	1,958,489	3.8

* Less than one percent.

World Kinect Corporation 2026 Proxy Statement	69

Security Ownership of Certain Beneficial Owners and Management

1.
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Kinect Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.
2.
The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of the Reporting Date are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and dispositive power with respect to the shares shown as beneficially owned. The percentages shown are based on 51,355,451 shares of common stock issued and outstanding on the Reporting Date.
3.
Based on information contained in a Schedule 13G/A, as filed with the SEC on July 17, 2025, by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001. The Schedule 13G/A indicates that, as of June 30, 2025, BlackRock, Inc. is the beneficial owner of 8,147,979 shares of our outstanding common stock, of which they hold sole voting power with respect to 8,012,854 shares and sole dispositive power with respect to all of the beneficially owned shares. Subsequent to the Reporting Date, on April 24, 2026, BlackRock, Inc. filed a Schedule 13G/A with the SEC, reporting aggregate ownership of 8,169,358 shares of our outstanding common stock, of which they hold sole voting power with respect to 8,073,150 shares and sole dispositive power with respect to all of the beneficially owned shares.
4.
Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A indicates that, as of December 29, 2023, The Vanguard Group, Inc. holds sole voting power with respect to none of the shares, shared voting power with respect to 53,297 shares, sole dispositive power with respect to 6,800,462 shares and shared dispositive power with respect to 108,869 shares. On March 27, 2026, The Vanguard Group, Inc. filed a Schedule 13G/A to disclose it will report beneficial ownership on a disaggregated basis in reliance on SEC rules and guidance as a result of an internal realignment in early 2026. As a result, Vanguard no longer has or is deemed to have beneficial ownership over the Company’s securities beneficially owned by certain subsidiaries or business divisions. Vanguard disclosed that the subsidiaries or business divisions pursue the same investment strategies as previously pursued by Vanguard prior to the realignment.
5.
Based on information contained in a Schedule 13G/A, as filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746. The Schedule 13G/A indicates that, as of December 29, 2023, Dimensional Fund Advisors LP has sole voting power with respect to 3,908,479 shares and sole dispositive power with respect to all of the beneficially owned shares.
6.
Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2026, by Brandes Investment Partners, L.P., 4275 Executive Square, 5th Floor, La Jolla, CA 92037. The Schedule 13G/A indicates that, as of December 31, 2025, Brandes Investment Partners, L.P. is the beneficial owner of 3,696,016 shares of our outstanding common stock, of which they hold shared voting power with respect to 2,434,570 shares and shared dispositive power with respect to all of the beneficially owned shares.
7.
Based on information contained in a Schedule 13G/A, as filed with the SEC on January 24, 2024, by State Street Corporation, State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016. The Schedule 13G/A indicates that, as of December 31, 2023, State Street Corporation has sole voting power with respect to none of the shares, shared voting power with respect to 3,108,207 shares, sole dispositive power with respect to none of the shares and shared dispositive power with respect to 3,392,412 shares.
8.
Based on information contained in a Schedule 13G/A, as filed with the SEC on May 9, 2025, by Invesco Ltd., 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. The Schedule 13G/A indicates that, as of March 31, 2025, Invesco Ltd. has sole voting power with respect to 2,593,296 shares and sole dispositive power with respect to all of the beneficially owned shares.
9.
This amount excludes 62,072 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Birns has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
10.
This amount excludes 55,055 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Rau has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
11.
This amount excludes 19,860 RSUs that have not yet vested, and includes 6,143 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the net shares after applicable tax withholding will be delivered to Mr. Tejada in May 2026.
12.
This amount includes 24,131 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 7,452 shares will be delivered to Mr. Bakshi in June 2026, and 16,679 shares will be delivered upon his departure from the Board.
13.
This amount includes 7,089 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Benitez in June 2026.
14.
This amount includes 7,089 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Ms. Cherwoo in June 2026.
15.
This amount includes 23,404 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 6,725 shares will be delivered to Mr. Kassar in June 2026 and 16,679 shares will be delivered upon his departure from the Board. Mr. Kassar will not stand for reelection to the Board at the Annual Meeting.
16.
This amount includes 6,725 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Kottkamp in June 2026.

70	World Kinect Corporation 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

17.
This amount includes 9,020 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 7,271 shares will be delivered to Mr. Manley in June 2026 and 1,749 shares will be delivered upon his departure from the Board.
18.
This amount includes 5,737 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Piper in June 2026
19.
This amount includes 23,768 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 7,089 shares will be delivered to Mr. Roddenberry in June 2026 and 16,679 shares will be delivered upon his departure from the Board. Mr. Roddenberry will not stand for reelection to the Board at the Annual Meeting.
20.
This amount includes 4,259 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Ms. Smith in June 2026.
21.
This amount includes 6,362 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Stebbins in June 2026. Reflects 72,326 shares of common stock held by an irrevocable trust for which Mr. Stebbins serves as trustee.
22.
This amount excludes 65,604 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Kasbar has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
23.
This amount includes an aggregate of 127,411 shares issuable pursuant to RSUs and deferred stock units that vested or will vest within 60 days of the Reporting Date.

Equity Compensation Plan Information

As of December 31, 2025, we had equity awards outstanding under our 2025 Plan and its predecessor equity plans. Only our 2025 Plan is authorized for future issuance of equity awards.

	Equity Compensation Plan Information as of December 31, 2025 (in millions)

	Number of Securities to be Issued Upon Vesting/Settlement of Outstanding Awards(1) (#)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (#)

	(a)	(b)

Equity compensation plans approved by security holders	1.89	3.26

Equity compensation plans not approved by security holders	—	—

Total	1.89	3.26

1.
The securities in column (a) represent shares of Stock to be issued upon vesting of RSUs and PRSUs, which do not have an exercise price. PRSUs are included at target.

World Kinect Corporation 2026 Proxy Statement	71

Other Compensation Matters

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO as of December 31, 2025, Michael J. Kasbar. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

As of December 31, 2025, our employee population consisted of approximately 4,000 individuals working at the Company and our subsidiaries, of which approximately 60% were located in the U.S. We selected December 31, 2025, the last day of our fiscal year, as the determination date for identifying the median employee.

We identified the median employee by calculating the amount of annual total cash compensation (salary plus bonus, commissions, and the portion of long-term cash awards paid in 2025) paid to all of our employees globally (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee. Accordingly, the median employee for 2025 was a full-time, salaried employee in the United States.

Once we confirmed our 2025 median employee, we then calculated the 2025 annual total compensation for such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation in 2025 was approximately $76,087. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 85 to 1.

72	World Kinect Corporation 2026 Proxy Statement

Other Compensation Matters

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about “compensation actually paid” (or “CAP”) for 2025 for this Proxy Statement’s NEOs, as well as for our NEOs for 2024, 2023, 2022 and 2021 (each, including 2025, a “Covered Year”), as defined by SEC rules, and certain of our financial performance results for the Covered Years. The CAP amounts disclosed in the table below may not necessarily reflect the final compensation that our NEOs actually received for their service in the Covered Years. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

PAY VERSUS PERFORMANCE

					Value of Initial $100 Investment Based On:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Company Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($M)	Adj. EBITDA (1) ($M)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	6,430,180	(96,642)	2,693,125	1,160,253	84.22	290.53	(614.4)	336.2
2024	6,704,733	11,853,643	2,772,665	4,428,945	96.07	267.34	67.4	361.5
2023	6,802,243	(1,164,913)	2,821,871	551,939	77.60	252.87	52.9	386.4
2022	15,272,338	14,196,826	3,722,299	3,112,615	90.87	256.27	114.1	380.3
2021	5,141,566	4,046,678	1,797,915	1,687,476	86.27	154.64	73.7	241.3

1.
Adjusted EBITDA is a non-GAAP financial measure. Please see page 85 for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” for our principal executive officer (“PEO”), for the respective years shown. Michael J. Kasbar, was our PEO for each of the covered years shown in the table.

Column (c). CAP for our PEO in each of the Covered Years reflects the respective amounts set forth in column (b), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (c) do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For information regarding decisions made by our Compensation Committee with respect to the PEO’s compensation for each Covered Year, please see the “Compensation Discussion and Analysis” section of this Proxy Statement and the Proxy Statements for the 2025, 2024, 2023 and 2022 annual meetings of shareholders.

World Kinect Corporation 2026 Proxy Statement	73

Other Compensation Matters

PEO (Mr. Kasbar)	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Total Compensation as reported in Summary Compensation Table (SCT)	6,430,180	6,704,733	6,802,243	15,272,338	5,141,566

Less: Grant date fair value of equity awards granted during the Covered Year, as reported in SCT	(4,500,022)	(4,500,018)	(4,500,008)	(11,560,815)	(3,100,053)

Plus: Fair value of outstanding equity awards granted during the Covered Year—value at end of the Covered Year	3,894,869	4,767,127	3,067,214	11,996,540	2,152,321

+/-: Change in fair value from prior year-end to Covered Year-end of outstanding and unvested equity awards granted to Covered Year	(4,917,643)	4,635,052	(5,887,591)	(1,187,768)	(1,246,494)

Plus: Fair value at vesting of equity awards granted during Covered Year that vested during Covered Year	0	0	0	0	0

+/-: Change in fair value (from prior year-end to vesting date) of equity awards granted prior to Covered Year that vested during Covered Year	(1,004,026)	246,749	(646,771)	(323,469)	1,099,338

Less: Fair value as of prior year-end of equity awards granted prior to Covered Year that were forfeited during Covered Year	0	0	0	0	0

Compensation Actually Paid ($)	(96,642)	11,853,643	(1,164,913)	14,196,826	4,046,678

Equity Valuations: For PRSUs, the grant date fair value of awards used for SCT calculations assumes target performance. To determine the year-end fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year-end date.

Column (d). The following non-PEO NEOs are included in the average figures shown for each of 2022 and 2021: Ira M. Birns, John P. Rau, Jeffrey P. Smith and Michael J. Crosby. For 2023 & 2024, only Ira M. Birns and John P. Rau are included. For 2025, Ira M. Birns, John P. Rau and Mike Tejada are included.

74	World Kinect Corporation 2026 Proxy Statement

Other Compensation Matters

Column (e). Average CAP for our non-PEO NEOs in each Covered Year reflects the respective amounts set forth in column (d), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (e) do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the non-PEO NEOs’ compensation for each fiscal year, please see the “Compensation Discussion and Analysis” section of this Proxy Statement and the Proxy Statements for the 2025, 2024, 2023 and 2022 annual meetings of shareholders.

	See Column (d) note above

Non-PEO NEOs	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Total Compensation as reported in Summary Compensation Table (SCT)	2,693,125	2,772,665	2,821,871	3,722,299	1,797,915

Less: Grant date fair value of equity awards granted during the Covered Year, as reported in SCT	(1,675,030)	(1,550,023)	(1,550,020)	(2,466,782)	(685,051)

Plus: Fair value of outstanding equity awards granted during the Covered Year—value at end of the Covered Year	1,457,941	1,642,028	1,056,497	2,239,264	459,667

+/-: Change in fair value from prior year-end to Covered Year-end of outstanding and unvested equity awards granted to Covered Year	(1,112,842)	1,512,525	(1,693,374)	(250,606)	(120,417)

Plus: Fair value at vesting of equity awards granted during Covered Year that vested during Covered Year	0	0	0	0	0

+/-: Change in fair value (from prior year-end to vesting date) of equity awards granted prior to Covered Year that vested during Covered Year	(202,941)	51,750	(83,034)	(11,460)	235,362

Less: Fair value as of prior year-end of equity awards granted prior to Covered Year that were forfeited during Covered Year	0	0	0	(120,100)	0

Compensation Actually Paid ($)	1,160,253	4,428,945	551,939	3,112,615	1,687,476

Equity Valuations: For PRSU awards, the grant date fair value of awards used for SCT calculations assumes target performance. To determine the year-end fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year-end date.

Column (f). For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of World Kinect for the measurement periods ending on December 31 of each Covered Year, respectively. TSR for the Company and the peer group in column (g) was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on December 31, 2020 and in accordance with Items 201(e) and 402(v) of Regulation S-K. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

Column (g). For the relevant fiscal year, represents the cumulative TSR of the S&P 500 Energy Index for the measurement periods ending on December 31 of each Covered Year, respectively.

Column (h). Reflects “Net income attributable to World Kinect” in our Consolidated Statements of Income and Comprehensive Income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

Column (i). Company-selected measure is Adjusted EBITDA, which is described below.

World Kinect Corporation 2026 Proxy Statement	75

Other Compensation Matters

Relationship between Pay and Performance

The graphs below reflect the relationship of CAP to our PEO and other Non-PEO NEOs (on average) in the Covered Years as compared to World Kinect’s TSR, net income and Adjusted EBITDA for the Covered Years. The first graph below also reflects the relationship of World Kinect’s TSR to the peer group TSR for the Covered Years.

CAP, as required under the SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the tables above, including based on year-end stock prices, various accounting valuation assumptions and projected performance modifiers, but it does not necessarily reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. In 2023 and 2025, CAP for our PEO is a negative number, reflecting the impact of the change in our stock price between fiscal years because of the significant portion of our executives’ compensation tied to equity with fair values based in part on stock price. For a discussion of how our Compensation Committee assessed our performance and our NEOs pay each year, see “Compensation Discussion and Analysis” in this Proxy Statement and in the Proxy Statements for the 2025, 2024, 2023 and 2022 annual meetings of shareholders.

COMPENSATION ACTUALLY PAID VS. TOTAL SHAREHOLDER RETURN

Compensation Actually Paid ($M)
Growth of $100 Investment
$16
$14
$12
$10
$8
$6
$4
$2
$0
($2)
$350
$300
$250
$200
$150
$100
$50
$0
($50)
($100)
$4.05
$1.69
$14.20
$3.11
$(1.16)
$0.55
$11.85
$4.43
$(0.10)
$1.16
$154.6
$256.3
$252.9
$267.3
$290.5
$86.3
$90.9
$77.6
$96.1
$84.2
2021
2022
2023
2024
2025
PEO CAP ($M)
NEO CAP ($M)
WKC
S&P 500 Energy Index

76	World Kinect Corporation 2026 Proxy Statement

Other Compensation Matters

COMPENSATION ACTUALLY PAID VS. NET INCOME & ADJUSTED EBITDA(1)

Compensation Actually Paid ($M)
Net Income & Adj. EBITDA ($M)
$16
$14
$12
$10
$8
$6
$4
$2
$0
($2)
$500
$375
$250
$125
$0
($125)
($250)
($375)
($500)
($625)
($750)
$4.05
$1.69
$14.20
$3.11
$(1.16)
$0.55
$11.85
$4.43
$(0.10)
$1.16
$241.3
$380.3
$386.4
$361.5
$336.2
$73.7
$114.1
$52.9
$67.4
($614.4)
2021
2022
2023
2024
2025
PEO CAP ($M)
NEO CAP ($M)
Net Income
Adj. EBITDA

1.
Adjusted EBITDA is a non-GAAP financial measure. Please see page 85 for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

Listed below are the financial measures which in our assessment represent the most important financial performance measures we used in 2025 to link CAP to our NEOs to the Company’s performance.

Financial Performance Measures	Explanation

Adjusted EPS

Adjusted diluted earnings per common share is a non-GAAP financial measure computed by dividing adjusted net income attributable to World Kinect and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued.

Adjusted ROIC

Adjusted return on invested capital is a non-GAAP financial measure defined as adjusted operating income (less minority interest) after tax, divided by average invested capital, which includes total debt plus equity less excess cash.

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization is defined as net income including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.

World Kinect Corporation 2026 Proxy Statement	77

Questions and Answers

About Voting

What Is World Fuel?

We believe that our strategic direction should also be reflected in our corporate identity and, to that end, we have decided to realign our corporate brand to our core commercial brand. As we move ahead, World Fuel will serve as our unified brand for substantially all internal and external purposes. This is the logical next step in our repositioning efforts and reflects our strategic clarity and conviction in our approach to value creation. Our customers around the world already know us as World Fuel, and this brand clearly reflects who we are today – a trusted provider of transportation fuels and related services. This return to our roots reinforces our commitment to simplifying the business, prioritizing higher-return opportunities and driving long-term value creation. World Kinect will remain only as our corporate legal name and our stock symbol will remain unchanged.

How can I attend the Annual Meeting?

We have decided to hold a virtual-only Annual Meeting after consideration of various factors, including cost savings, efficiency gains and increased accessibility to shareholders. Shareholders will not be able to physically attend the Annual Meeting. To be admitted to the virtual 2026 Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/WKC2026 using the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form. If you are a beneficial owner of shares, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. Guests without a control number may access the meeting, but will not have the option to vote shares or ask questions.

The Annual Meeting will begin promptly at 8:00 a.m. Eastern Time on June 18, 2026. Online access to the webcast will open at approximately 7:45 a.m. Eastern Time to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. A replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com for approximately 12 months following the meeting date.

Will I be able to ask questions and participate in the virtual Annual Meeting?

Stockholders as of the record date of the Annual Meeting may submit questions in advance of the Annual Meeting by visiting www.proxyvote.com and accessing the online pre-meeting forum using the 16-digit control number found on the Notice, proxy card or voting instructions that accompanied these proxy materials. Stockholders may also submit questions while attending the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted in advance of and during the Annual Meeting that are pertinent to World Kinect and the items of business at the Annual Meeting, as time permits and in accordance with our annual meeting procedures. Stockholders may submit questions during the Annual Meeting by logging into www.virtualshareholdermeeting.com/WKC2026 with the 16-digit control number found on the Notice, proxy card or voting instructions that accompanied these proxy materials and typing the question into the "Ask a Question" field.

We will answer questions during the Annual Meeting that are pertinent to the Company as time permits. If we receive substantially similar written questions, we plan to group such questions together and provide a single response to avoid repetition and allow time for additional question topics. For appropriate questions that are not otherwise addressed during the Annual Meeting, we will publish our responses on the “Investor Relations” section of our website after the Annual Meeting or communicate the relevant response directly to the submitting shareholder. Questions that are about personal concerns not shared by stockholders generally, including those that relate to employment, product or service issues, or suggestions for product or services, are not pertinent and will not be answered.

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our rules of conduct for the Annual Meeting, which shareholders can view during the Annual Meeting at the meeting website.

78	World Kinect Corporation 2026 Proxy Statement

Questions and Answers About Voting

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/WKC2026.

What am I being asked to vote on and what is the Board recommendation?

At the Annual Meeting you will be asked to vote on the following three proposals. Our Board recommendation for each of these proposals is set forth below:

Proposal		Board Recommendation
1	To elect ten directors each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified	“FOR” each Director Nominee
2	To approve, on a non-binding, advisory basis, the compensation of our NEOs	“FOR”
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year	“FOR”

You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on April 20, 2026, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 51,355,451 shares of our common stock were issued and outstanding. Our shareholders are entitled to one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting. Holders of our common stock have no cumulative voting rights.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the “shareholder of record.” If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a “nominee,” you are considered the “beneficial owner” of shares held in “street name.” The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

What constitutes a quorum?

A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting by attendance or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

World Kinect Corporation 2026 Proxy Statement	79

Questions and Answers About Voting

What vote is required for the proposals?

Proposal		Required Vote
1	Election of Directors	Plurality of the votes cast
2	Approval, on a Non-Binding, Advisory Basis, of Named Executive Officer Compensation	Majority of the votes cast
3	Ratification of the Appointment of PwC as Our Independent Registered Public Accounting Firm	Majority of the votes cast

What is the effect of “broker non-votes” or abstentions?

A “broker non-vote” occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have the discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the shareholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the NYSE allow brokers the discretionary authority to vote your shares with respect to “routine” matters but not “non-routine” matters. If other non-routine matters are properly brought before the Annual Meeting, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and the impact of broker non-votes and abstentions.

Proposal		Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote	Impact of Abstentions
1	Election of Directors	No	None	None
2	Approval, on a Non-Binding, Advisory Basis, of NEO Compensation	No	None	None
3	Ratification of the Appointment of PwC as Our Independent Registered Public Accounting Firm	Yes	N/A	None

Will my shares be voted if I do not provide my proxy?

If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to “routine” matters (as described above under the caption “What is the effect of "broker non-votes" or abstentions?") even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a shareholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote at the Annual Meeting.

80	World Kinect Corporation 2026 Proxy Statement

Questions and Answers About Voting

Why was I mailed a notice regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

As permitted by the rules of the SEC we may furnish our proxy materials to our stockholders by providing access to such documents on the internet, rather than mailing printed copies of these materials to each stockholder. If you received the Notice, you will not receive a printed or email copy of the proxy materials, unless you request them by following the instructions included in the Notice. The Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this Proxy Statement.

If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:

•
By internet: by visiting www.proxyvote.com
•
By phone: by using the phone number listed on the Notice.

How do I vote?

To Vote by Internet, Telephone or Mail:

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the internet, by telephone or by using a traditional proxy card.

•
To vote by internet, go to www.proxyvote.com and follow the instructions there. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
•
To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.

To reduce our administrative and postage costs, we ask that you vote through the internet or by telephone, both of which are available 24 hours a day prior to the Annual Meeting. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on June 17, 2026.

To Vote at the Annual Meeting:

If your shares are registered in your name, you must use the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials in order to log in and complete your ballot electronically when prompted during the Annual Meeting.

If you hold your shares in “street name,” you will need to obtain the 16-digit control number assigned to your holdings with your bank, broker or other nominee and enter it when prompted by the website hosting the Annual Meeting to vote the shares that are held for your benefit.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

What is the effect of the non-binding, advisory vote on Proposal 2?

Proposal 2 is a non-binding, advisory vote. This means that while we ask shareholders to approve the resolution regarding the advisory vote on NEO compensation, this is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the advisory vote on our NEO compensation, we will consider the proposal to be approved. Although the vote on Proposal 2 is non-binding, our Board and the Compensation Committee will review the result of the vote and take it into account in making determinations concerning NEO compensation.

World Kinect Corporation 2026 Proxy Statement	81

Questions and Answers About Voting

How will my proxy holder vote?

The enclosed proxy designates Ira M. Birns, our Chief Executive Officer, and Mike Tejada, our Chief Financial Officer, to hold your proxy and vote your shares. Messrs. Birns and Tejada will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. Messrs. Birns and Tejada intend to vote returned proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows: “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2 and 3.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, “FOR” or “AGAINST” such other matters.

Can I revoke my vote after I have voted?

Voting by telephone, over the internet or by mailing a proxy card does not preclude a shareholder from voting during the Annual Meeting. A shareholder may revoke a proxy, whether submitted via telephone, the internet or mail, at any time prior to its exercise by (i) filing a duly executed revocation of proxy with our Corporate Secretary, (ii) properly submitting, either by telephone, mail or internet, a proxy to our Corporate Secretary bearing a later date or (iii) attending the Annual Meeting and voting when prompted during the meeting. Attendance at the meeting will not itself constitute revocation of a proxy.

What do I need to bring with me in order to attend the Annual Meeting?

If you are a shareholder of record, you will need to bring with you to the Annual Meeting any proxy card that is sent to you and a valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

If you are the beneficial owner of shares held in street name, bring with you to the Annual Meeting your most recent brokerage statement or a letter from your bank, broker, trustee, agent or other record holder indicating that you beneficially owned shares of our common stock on April 20, 2026, and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your bank, broker, trustee, agent or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement or our Annual Report, please contact: World Kinect Corporation at 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, Telephone: (305) 428-8000.

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Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that all required filings during the year ended December 31, 2025, were made on a timely basis, with the exception of one Form 4 reporting one transaction by Greg Piper.

Shareholder Proposals for the 2027 Annual Meeting

Proposals for Inclusion in the Proxy Statement. The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2027 annual meeting of shareholders, or the “2027 Annual Meeting,” is December 29, 2026. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement, Including Nominations for Director. Shareholder proposals not included in our Proxy Statement, including shareholder nominations for director, may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in our By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2027 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on February 18, 2027, and no later than the close of business on March 20, 2027.

Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities. Our By-Laws require that shareholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. In addition to satisfying the notice requirements under our By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide us a notice within the same timeframes set forth above that sets forth the additional information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our By-laws.

Any shareholder proposals or director nominations and any request pursuant to Rule 14a-19 should be sent to our Corporate Secretary at our principal executive offices.

List of Shareholders Entitled to Vote at the Annual Meeting

The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

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Other Matters

Expenses Relating to this Proxy Solicitation

We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this Proxy Statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person, but will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

Communication with our Board

Any shareholder or other interested party can contact our Board, any Board committee, our Lead Independent Director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Miami, Florida 33178, (ii) calling the WKC Anonymous Compliance Hotline at 1-888-549-0965 (US toll-free) or at any of the other country-specific toll-free numbers found at www.wfscompliance.com or (iii) submitting a report or request online using the intake portal found at www.wfscompliance.com. Such communications may be submitted on an anonymous or confidential basis. Any relevant communications received from interested parties in the manner described above will be collected and organized and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Available Information

We maintain an internet website at world-kinect.com. Copies of the committee charters of each of the Audit Committee, Compensation Committee and Governance Committee, together with other corporate governance materials, such as our Corporate Governance Principles and Code of Conduct, can be found on our website at world-kinect.com by clicking on Investor Relations and then Corporate Governance, and such information is also available in print to any shareholder who requests it by writing to our Corporate Secretary at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our 2025 Annual Report on Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, on our website at world-kinect.com by clicking on Investor Relations and then Corporate Governance. You should direct a request for a copy of these materials to World Kinect Corporation, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Investor Relations. We will forward you a copy of any exhibit to the 2025 Annual Report on Form 10-K when you send a written request to Investor Relations.

Electronic Delivery

Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our Proxy Statement and Annual Report. This process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the internet and receive a paper copy of the proxy materials by mail at no charge upon request.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

84	World Kinect Corporation 2026 Proxy Statement

Other Matters

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, EQ Shareowner Services (in writing: P.O. Box 64854, St. Paul, MN 55164-0854, or by telephone: (800) 468-9716 or (651) 450-4064).

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact EQ Shareowner Services as indicated above. Beneficial shareholders can request information about householding from their broker, bank, trustee, agent or other record holder.

Non-GAAP Financial Measures

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies. Our non-GAAP financial measures exclude acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. We also exclude costs associated with a previously disclosed erroneous bid made in the Finnish power market (the "Finnish bid error") that resulted in the extraordinary losses.

We use the following non-GAAP measures:

•
Adjusted net income attributable to World Kinect ("Adjusted net income") is defined as net income excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•
Adjusted diluted earnings per common share ("Adjusted EPS") is computed by dividing adjusted net income by the sum of the weighted average number of shares of common stock outstanding for the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. For the purpose of calculating Adjusted EPS, the weighted average number of shares of common stock outstanding is adjusted to include the convertible note hedges. Potentially dilutive securities include share-based compensation awards, such as non-vested restricted stock units, performance stock units where the performance requirements have been met, settled stock appreciation rights awards, and the convertible notes.
•
Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is defined as net income including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.

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Other Matters

	For the Year Ended December 31,
(Unaudited - In millions, except per share data)	2025		2024
Reconciliation of GAAP to non-GAAP financial measures:	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)
GAAP measure	$(614.4)	$(10.99)	$67.4	$1.13
Impact of adjustments to weighted average diluted shares outstanding (1)	—	0.07	—	—
Acquisition and divestiture related expenses	0.8	0.01	0.4	0.01
(Gain) loss on sale of business	81.9	1.46	15.1	0.25
Goodwill and other asset impairments	689.6	12.26	29.0	0.49
Integration costs	1.0	0.02	—	—
Exit costs - provision for credit losses	0.5	0.01	4.4	0.07
Finnish bid error	—	—	1.3	0.02
Restructuring and exit costs (2)	103.1	1.83	7.1	0.12
Loss on debt extinguishment	0.5	0.01	—	—
Income tax impacts	(155.9)	(2.77)	4.9	0.08
Adjusted non-GAAP measure	$107.2	$1.91	$129.7	$2.18

(1)
For the year ended December 31, 2025, Adjusted EPS was calculated considering the impact of dilutive shares that were not considered for GAAP purposes as the period was in a net loss position. For the year ended December 1, 2025, GAAP diluted weighted-average shares outstanding were 55.9 million, and there were 0.4 million dilutive shares, resulting in non-GAAP diluted weighted average shares outstanding of 56.3 million. There were no adjustments made to diluted weighted-average shares outstanding for any other period presented.

(2)
Restructuring and exit costs during the year ended December 31, 2025 were comprised of $45.2 million of charges related to our restructuring program and $57.8 million of charges associated with exit activities. The charges associated with exit activities consisted of severance and compensation costs of $26.2 million, charges associated with various legal matters and contract termination costs of $21.7 million, write-offs of receivables and other assets of $5.1 million, and a loss on the sale of assets of $4.7 million.

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Other Matters

(Unaudited - In millions)	For the Year Ended December 31,
Reconciliation of GAAP to non-GAAP financial measures:	2025	2024
Net income (loss) including noncontrolling interest	$(611.7)	$67.9
Interest expense and other financing costs, net	100.6	102.2
Income tax expense (benefit)	(127.9)	27.6
Depreciation and amortization	98.2	106.4
EBITDA	(540.8)	304.0
Acquisition and divestiture related expenses	0.8	0.4
(Gain) loss on sale of business	81.9	15.1
Goodwill and other asset impairments	689.6	29.0
Integration costs	1.0	—
Exit costs - provision for credit losses	0.5	4.4
Finnish bid error	—	1.3
Restructuring and exit costs	103.1	7.1
Adjusted EBITDA	$336.2	$361.5

(Unaudited - In millions)	For the Year Ended December 31,
Reconciliation of GAAP to non-GAAP financial measures:	2023	2022
Net income (loss) including noncontrolling interest	$53.7	$115.9
Interest expense and other financing costs, net	127.7	110.6
Provision (benefit) for income taxes	13.0	29.2
Depreciation and amortization	104.5	107.8
EBITDA	298.9	363.5
Acquisition and divestiture related expenses	1.0	1.4
Loss (gain) on sale of business	(2.2)	7.7
Non-operating legal settlements	—	6.5
Asset impairments	32.8	0.6
Integration costs	—	1.4
Finnish bid error	48.8	—
Restructuring charges	7.2	(0.8)
Adjusted EBITDA	$386.4	$380.3

World Kinect Corporation 2026 Proxy Statement	87

WORLD KINECT CORPORATION

9800 NW 41 ST
Miami, FL 33178
+1 305 428 8000

w SCAN TO VIEW MATERIALS & VOTE WORLD KINECT CORPORATION 9800 NORTHWEST 41ST STREET MIAMI, FL 33178 ATTN: CORPORATE SECRETARY VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WKC2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V95467-P50469 For All Withhold All For All Except WORLD KINECT CORPORATION The Board of Directors recommends you vote FOR ALL listed nominees in Proposal 1. ! ! ! 1. Election of Directors Nominees: 01) Ira M. Birns 02) Michael J. Kasbar 03) Ken Bakshi04) Jorge L. Benitez 05) Sharda Cherwoo 06) Jeffrey M. Kottkamp 07) John L. Manley 08) Greg Piper 09) Andrea B. Smith 10) Paul H. Stebbins For Against Abstain The Board of Directors recommends you vote FOR Proposals 2 and 3. ! ! 2. Approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers. ! ! 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2026 fiscal year. NOTE: In their discretion, the proxies are authorized to vote (1) for the election of any person to the Board of Directors if any nominee named in the Proxy Statement becomes unable to serve or for good cause will not serve and (2) upon any other matter that may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V95468-P50469 World Kinect Corporation 9800 Northwest 41st Street Miami, Florida 33178 This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on June 18, 2026 at 8:00 AM Eastern Time our meeting will be held as a virtual meeting via live webcast at www.virtualshareholdermeeting.com/WKC2026. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR ALL" the nominees listed in Proposal 1, and "FOR" Proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint each of Ira M. Birns and Jose-Miguel Tejada with full power of substitution, to vote the shares at the Annual Meeting or any adjournments or postponements thereof, with all the powers that you would possess if personally present, upon and in respect of the matters shown on the reverse side, with discretionary authority as to (1) the election of any person to the Board of Directors if any nominee named in the Proxy Statement becomes unable to serve or for good cause will not serve and (2) any and all other matters that may properly come before the meeting. Continued and to be signed on reverse side